                                                                     EXHIBIT 2.2

                                                                       EXECUTION

--------------------------------------------------------------------------------

                        DURBAN ROODEPOORT DEEP, LIMITED,

                                    AS ISSUER

                                       TO

                              THE BANK OF NEW YORK,

                                   AS TRUSTEE

                              ---------------------

                                    INDENTURE

                          Dated as of November 12, 2002

                              ---------------------

                      6% SENIOR CONVERTIBLE NOTES DUE 2006

--------------------------------------------------------------------------------

                              CROSS REFERENCE TABLE

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939, AS AMENDED BY THE TRUST INDENTURE REFORM ACT OF 1990, AND THE INDENTURE, DATED AS OF NOVEMBER 12, 2002.

  Trust Indenture Act                                           Indenture
       Section                                                  Section
310                     (a)(1)                                             6.8
                        (a)(2)                                             6.8
                        (a)(3)                                  Not Applicable
                        (a)(4)                                  Not Applicable
                        (b)                                          6.9, 6.13
                        (c)                                     Not Applicable
311                     (a)                                               6.14
                        (b)                                               6.14
                        (c)                                     Not Applicable
312                     (a)                                      14.1, 14.2(a)
                        (b)                                            14.2(b)
                        (c)                                            14.2(c)
313                     (a)                                            14.4(a)
                        (b)                                            14.4(a)
                        (c)                                       1.6, 14.4(a)
                        (d)                                            14.4(b)
314                     (a)                                               14.5
                        (a)(4)                                        6.2, 9.7
                        (b)                                     Not applicable
                        (c)(1)                                             1.2
                        (c)(2)                                             1.2
                        (c)(3)                                  Not applicable
                        (d)                                     Not applicable
                        (e)                                                1.2
                        (f)                                     Not applicable
315                     (a)                                           6.1, 6.3
                        (b)                                                6.2
                        (c)                                             6.1(b)
                        (d)                                        6.1(c), 6.3
                        (e)                                               5.14

316                     (a)(last sentence)                                 1.1
                        (a)(1)(A)                                         5.12
                        (a)(1)(B)                                         5.13
                        (a)(2)                                  Not applicable
                        (b)                                                5.8
                        (c)                                                1.4
317                     (a)(1)                                             5.3
                        (a)(2)                                             5.4
                        (b)                                                9.3
318                     (a)                                               1.13

                                TABLE OF CONTENTS

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1       Definitions                                                                11
Section 1.2       Compliance Certificates and Opinions                                       23
Section 1.3       Form of Documents Delivered to the Trustee                                 24
Section 1.4       Acts of Holders of Securities                                              25
Section 1.5       Notices, Etc., to Trustee and the Company                                  27
Section 1.6       Notice to Holders of Securities, Waiver                                    28
Section 1.7       Effect of Headings and table of Contents                                   28
Section 1.8       Successors and Assigns                                                     28
Section 1.9       Separability Clause                                                        29
Section 1.10      Benefits of Indenture                                                      29
Section 1.11      Governing Law, Etc.                                                        29
Section 1.12      Legal Holidays                                                             30
Section 1.13      Conflict with Trust Indenture Act                                          30
Section 1.14      Counterparts                                                               31

                                    ARTICLE 2
                                 SECURITY FORMS

Section 2.1       Form Generally                                                             31
Section 2.1       Restrictive Legends                                                        32

                                    ARTICLE 3
                                 THE SECURITIES

Section 3.1       Title and Terms                                                            34
Section 3.2       Denominations                                                              35
Section 3.3       Execution, Authentication, Delivery and Dating                             36
Section 3.4       Transfer and Exchange                                                      36
Section 3.5       Special Transfer Provisions                                                41

Section 3.6       Mutilated, Destroyed, Lost or Stolen Securities                            44
Section 3.7       Payment of Interest, Interest Rights Preserved                             45
Section 3.8       Persons Deemed Owners                                                      46
Section 3.9       Cancellation                                                               46
Section 3.10      Computation of Interest                                                    47
Section 3.11      CUSIP, CINS, ISIN and/or Common Code Numbers                               47
Section 3.12      Repayment of Maturity Amount in Ordinary Shares or ADSs                    47

                                    ARTICLE 4
                           SATISFACTION AND DISCHARGE

Section 4.1       Satisfaction and Discharge of Indenture                                    50
Section 4.2       Application of Trust Money                                                 52


                                    ARTICLE 5
                                    REMEDIES

Section 5.1       Events of Default                                                          52
Section 5.2       Acceleration of Maturity, Rescission and Annulment                         54
Section 5.3       Collection of Indebtedness and Suits for Enforcement by Trustee            55
Section 5.4       Trustee May File Proofs of Claim                                           56
Section 5.5       Trustee May Enforce Claims Without Possession of Securities                57
Section 5.6       Application of Money Collected                                             57
Section 5.7       Limitation on Suits                                                        58
Section 5.8       Unconditional Right of Holders to Receive Principal,                       59
                  Accrued Original Issue Discount and Interest and to Convert
Section 5.9       Restoration of Rights and Remedies                                         59
Section 5.10      Rights and Remedies Cumulative                                             59
Section 5.11      Delay or Omission Not Waiver                                               60
Section 5.12      Control by Holders of Securities                                           60
Section 5.13      Waiver of Past Defaults                                                    60
Section 5.14      Undertaking for Costs                                                      61
Section 5.15      Waiver of Stay, Usury or Extension Laws                                    61

                                    ARTICLE 6
                                   THE TRUSTEE


Section 6.1       Certain Duties and Responsibilities                                        62
Section 6.2       Notice of Defaults                                                         63
Section 6.3       Certain Rights of Trustee                                                  63
Section 6.4       Not Responsible for Recitals or Issuance of Securities                     65
Section 6.5       May Hold Securities, Act as Trustee Under Other Indentures                 65
Section 6.6       Money Held in Trust                                                        66
Section 6.7       Compensation and Reimbursement                                             66
Section 6.8       Corporate Trustee Required; Eligibility                                    67
Section 6.9       Resignation and Removal; Appointment of Successor                          67
Section 6.10      Acceptance of Appointment by Successor                                     69
Section 6.11      Merger, Conversion, Consolidation or Succession to Business                69
Section 6.12      Authenticating Agents                                                      69
Section 6.13      Disqualification; Conflicting Interests                                    71
Section 6.14      Preferential Collection of Claims Against the Company                      71

                                    ARTICLE 7
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.1       Company May Consolidate, Etc., Only on Certain Terms                       72
Section 7.2       Successor Substituted                                                      72

                                    ARTICLE 8
                             SUPPLEMENTAL INDENTURES

Section 8.1       Supplemental Indentures Without Consent of Holders of Securities           73
Section 8.2       Supplemental Indentures with Consent of Holders of Securities              74
Section 8.3       Execution of Supplemental Indentures                                       75
Section 8.4       Effect of Supplemental Indentures                                          76

Section 8.5       Reference in Securities to Supplemental Indentures                         76
Section 8.6       Conformity with Trust Indenture Act                                        76
Section 8.7       Notice of Supplemental Indentures                                          76

                                    ARTICLE 9
                                    COVENANTS

Section 9.1       Payment of Principal, Accrued Original Issue Discount and Interest         77
Section 9.2       Maintenance of Offices or Agencies                                         77
Section 9.3       Money for Security Payments To Be Held In Trust                            78
Section 9.4       Existence                                                                  79
Section 9.5       Registration and Listing                                                   80
Section 9.6       Further Undertakings of the Company                                        80
Section 9.7       Statement by Officers as to Default                                        81
Section 9.8       Waiver of Certain Covenants                                                81

                                   ARTICLE 10
              REDEMPTION OF SECURITIES AT THE OPTION OF THE ISSUER

Section 10.1      Rights of Redemption at the Option of the Company                          82
Section 10.2      Applicability of Article                                                   82
Section 10.3      Election to Redeem; Notice to Trustee                                      82
Section 10.4      Selection by Trustee of Securities To Be Redeemed                          82
Section 10.5      Notice of Redemption                                                       83
Section 10.6      Deposit of Redemption Price                                                84
Section 10.7      Securities Payable on Redemption Date                                      84
Section 10.8      Securities Redeemed in Part                                                85
Section 10.9      Conversion Arrangement on Call for Redemption                              85
Section 10.10     Provisional Redemption after November 12, 2005                             86

                                   ARTICLE 11
                            CONVERSTION OF SECURITIES

Section 11.1      Conversion Privilege and Conversion Rate                                   87
Section 11.2      Exercise of Conversion Privilege                                           88
Section 11.3      Fractions of Shares                                                        89
Section 11.4      Adjustment of Conversion Rate                                              90
Section 11.5      Notice of Adjustments of Conversion Rate                                   96
Section 11.6      Notice of Certain Corporate Action                                         97
Section 11.7      Company to Reserve Ordinary Shares and ADSs                                98
Section 11.8      Taxes and ADS Fees on Conversions                                          98
Section 11.9      Covenant as to Ordinary Shares                                             98
Section 11.10     Cancellation of Converted Securities                                       99
Section 11.11     Provision in Case of Consolidation, Merger or Sale of Assets               99
Section 11.12     Responsibility of Trustee for Conversion Provisions                       100

                                   ARTICLE 12
              REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER
                            UPON A CHANGE IN CONTROL

Section 12.1      Right to Require Repurchase                                               101
Section 12.2      Conditions to the Company's Election to Pay the Repurchase                102
                  Price in Ordinary Shares                                                  103
Section 12.3      Notices; Method of Exercising Repurchase Right, Etc,

                                   ARTICLE 13
            PAYMENT OF ADDITIONAL AMOUNTS OR REDEMPTION OF SECURITIES
                   IN THE EVENT OF IMPOSITION OF CERTAIN TAXES

Section 13.1      Payment of Additional Amounts                                             106
Section 13.2      Provisional Redemption Upon Imposition of Certain Taxes                   108

                                   ARTICLE 14
         HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY, NON-RECOURSE

Section 14.1      Company to Furnish Trustee Names and Addresses of Holders                 109
Section 14.2      Preservation of Information                                               109
Section 14.3      No Recourse Against Others                                                110
Section 14.4      Reports by Trustee                                                        110
Section 14.5      Reports by the Company                                                    110

                                   ARTICLE 15
                      MEETINGS OF HOLDERS OF THE SECURITIES

Section 15.1      Purposes of Meetings                                                      111
Section 15.2      Place of Meetings                                                         111
Section 15.3      Call and Notice of Meetings                                               111
Section 15.4      Voting at Meetings                                                        112
Section 15.5      Voting Rights, Conduct and Adjournment                                    112

                                    EXHIBITS

Exhibit A-1       Form of Rule 144A Global Security
Exhibit A-2       Form of Regulation S Global Security
Exhibit A-3       Form of Unrestricted Global Security
Exhibit B         Form of Definitive Security
Exhibit C         Form of Certificate of Authentication
Exhibit D         Form of Conversion Notice
Exhibit E         Form of Notice of Election of Holder to Require Repurchase
Exhibit F         Form of Transfer Certificate.

     INDENTURE, dated as of November 12, 2002, between Durban Roodepoort Deep, Limited, a corporation incorporated under the laws of the Republic of South Africa, having its registered office at 45 Empire Road, Parktown, Johannesburg, South Africa 2193, as issuer (herein called the "COMPANY") and The Bank of New York, a New York banking corporation, as Trustee hereunder (herein called the "TRUSTEE").

                             RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of its 6% Senior Convertible Notes due 2006 (herein called the "SECURITIES"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms, have been done.

     Further, all things necessary to duly authorize the issuance of the Ordinary Shares or ADSs (as defined below) of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of Ordinary Shares (as defined below) issuable upon such conversion, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.    DEFINITIONS.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (3) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "ACCRUED ORIGINAL ISSUE DISCOUNT" of any Security means, as of any date of determination, the portion of Original Issue Discount required to be accrued from the Closing Date to such date of determination pursuant to Section 1272 of Code.

     "ACT", when used with respect to any Holder of a Security, has the meaning specified in Section 1.4(a).

     "ADDITIONAL AMOUNTS" has the meaning specified in Section 13.1.

     "ADSs" means the Company's American Depositary Shares, each initially representing one Ordinary Share, issued under the Deposit Agreement, dated as of August 12, 1996, as amended and restated as of October 2, 1996, as further amended and restated as of August 6, 1998, among the Company, The Bank of New York, a New York banking corporation, as depositary, and all owners and holders from time to time of American Depositary Receipts issued thereunder, as such Deposit Agreement may be further amended from time to time, or any successor depositary facility.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGENT MEMBER" means a member of, or participant in, DTC, Clearstream or Euroclear, as the case may be.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the depositary for such Security, to the extent applicable to such transaction and as in effect from time to time.

     "ARTICLES OF ASSOCIATION" means the Memorandum and Articles of Association of the Company, as may be further amended and restated from time to time.

     "AUTHENTICATING AGENT" means any Person authorized pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities.

     "BOARD OF DIRECTORS" means the board of directors of the Company, or any duly authorized committee of such board.

     "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

     "BOOK-ENTRY DEPOSITARY" means DTC, Clearstream or Euroclear.

     "BUSINESS DAY", when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close; PROVIDED, HOWEVER, that a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close shall not be a Business Day for purposes of Section 10.6 or Section 11.4.

     "CHANGE IN CONTROL" means the occurrence at any time, after the original issuance of the Securities, of any of the following events:

          (1) the acquisition by any Person (including any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise more than 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by the Company, any Subsidiary, or any employee benefit plan of the Company; or

          (2) any consolidation or merger of the Company with or into any other Person, or any merger of another Person with or into the Company (other than (A) a merger (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's capital stock and (ii) pursuant to which holders of Ordinary Shares and ADSs immediately prior to such transaction have, directly or indirectly, 50% or more of the total voting power of all shares of capital stock or other ownership interests entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (B) any merger that is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Ordinary Shares solely into Ordinary Shares of the Company or another Person); or

          (3) any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's assets to another Person;

PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred if the Volume Weighted Average Price on any five Trading Days within (A) the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change in Control or the date of the public announcement of the Change in Control (in the case of a Change in Control under clause (1) above relating to an acquisition of capital stock not involving a merger or consolidation covered by clause (2) above) or (B) the period of 10 consecutive Trading Days ending immediately prior to the date of the Change in Control (in the case of a Change in Control under clause (2) or (3) above) shall, in either case, equal or exceed 105% of the Conversion Price of the Securities in effect on each such Trading Day. For the purposes of this definition, "beneficial owner," has the meaning attributed to it in Rules 13d-3 under the Exchange Act, whether or not applicable.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, or its successor in such capacity.

     "CLOSING DATE" means November 12, 2002, the date on which the Securities are originally issued under this Indenture.

     "CODE" has the meaning specified in Section 2.1.

     "COMMISSION" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the "Company" shall mean such successor Person.

     "COMPANY NOTICE" has the meaning specified in Section 12.3(1).

     "COMPANY ORDER" or "COMPANY REQUEST" means a written request or order signed in the name of the Company by (1) its Chief Executive Officer, Finance Director or other Director, and (2) its Chief Financial Officer, its Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "COMPLETION DATE" has the meaning specified in Section 11.4(6).

     "CONSTITUENT PERSON" has the meaning specified in Section 11.11.

     "CONVERSION AGENT" means any Person authorized by the Company to convert Securities in accordance with Article 11. The Company has initially appointed the Trustee as its Conversion Agent in the State of New York, County of New York, City of New York.

     "CONVERSION PRICE" means the amount equal to U.S.$1,000 divided by the Conversion Rate.

     "CONVERSION RATE" has the meaning specified in Section 11.1.

     "CONVERSION SHARES" has the meaning specified in Section 11.4(13).

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which at the date of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286,
Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company)).

     "CORPORATION" means a corporation, company, association, joint-stock company or business trust.

     "DEFAULTED INTEREST" has the meaning specified in Section 3.7.

     "DEFINITIVE SECURITY" means any definitive registered Security substantially in the form set forth in EXHIBIT B hereto issued in accordance with Section 3.4.

     "DISTRIBUTION DATE" has the meaning specified in Section 11.4(13)

     "DOLLAR" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "DTC" means The Depository Trust Company, a New York corporation, or its successor in such capacity.

     "DTC AGREEMENT" has the meaning specified in Section 3.4(A)(a).

     "EUROCLEAR" means Euroclear S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

     "EVENT OF DEFAULT" has the meaning specified in Section 5.1.

     "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

     "GLOBAL SECURITY" means a Security evidencing all or a part of all of the Securities substantially in the form set forth in EXHIBIT A hereto, issued in accordance with Section 3.4.

     "HOLDER" means, in the case of any Security, the Person in whose name the Security is registered in the Security Register.

     "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Securities.

     "INVESTMENT COMPANY ACT" means the U.S. Investment Company Act of 1940 (or any successor statute), as amended from time to time.

     "LIQUIDATED DAMAGES" has the meaning specified in Section 3 of the Registration Rights Agreement.

     "MATURITY", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, election to require repurchase as set forth in Article 12, or otherwise.

     "MATURITY AMOUNT" means 102.5% of the principal amount of the Securities.

     "MATURITY DATE" means the date of Stated Maturity of the principal of the Securities.

     "NON-ELECTING SHARE" has the meaning specified in Section 11.11.

     "NON-U.S. PERSON" means a Person who is not a "U.S. person" as defined in Regulation S.

     "NOTICE OF DEFAULT" has the meaning specified in Section 5.1(4).

     "OFFICERS' CERTIFICATE" means a certificate signed by (1) the Chief Executive Officer, Finance Director or other Director; and (2) the Chief Financial Officer, the Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for or employed by the Company and who shall be acceptable to the Trustee.

     "ORDINARY SHARES" mean the ordinary shares, no par value, in the capital of the Company at the date of this instrument as originally executed. Shares issuable on conversion or repurchase of Securities shall include only Ordinary Shares or shares of any class or classes of ordinary shares resulting from any reclassification or reclassifications thereof; PROVIDED, HOWEVER, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. For purposes of Article 11, unless the context requires otherwise, the term "ORDINARY SHARES" means the Ordinary Shares or ADSs issuable upon conversion of the Securities.

     "ORIGINAL ISSUE DISCOUNT" of any Security means the difference between (x) the Maturity Amount of the Security and (y) the principal amount of the Security.

     "OUTSTANDING", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation (including Securities converted, or surrendered for conversion, into Ordinary Shares or ADSs pursuant to the terms of this Indenture);

          (2) Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (if other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED, HOWEVER, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (3) Securities that have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

     "PAYING AGENT "means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent in the State of New York, County of New York, City of New York.

     "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity of whatever nature.

     "PLACE OF CONVERSION" has the meaning specified in Section 3.1.

     "PLACE OF PAYMENT" has the meaning specified in Section 3.1.

     "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
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                                                                         Page 20

     "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Securities in the form set forth in Section 2.2.

     "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of November 4, 2002, between the Company and CIBC World Markets Corp., as such agreement may be amended from time to time.

     "PURCHASED SHARES" has the meaning specified in Section 11.4(6).

     "PURCHASERS" has the meaning specified in Section 10.9.

     "QIB" means a "qualified institutional buyer" as defined under Rule 144A.

     "RECORD DATE" means any Regular Record Date or Special Record Date.

     "RECORD DATE PERIOD" means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

     "REDEMPTION DATE", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "REDEMPTION PRICE", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture. In the case of any Security to be redeemed in accordance with Section 10.10 or Section
13.2 of this Indenture, "Redemption Price" means 100% of the principal amount of the Securities to be redeemed, plus Accrued Original Issue Discount and accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

     "REGISTRABLE SECURITIES" has the meaning specified in Section 1 of the Registration Rights Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of November 12, 2002, between the Company and CIBC World Markets Corp., a copy of which has been furnished to the Trustee.

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                                                                         Page 21

     "REGISTRATION STATEMENT" means the Shelf Registration Statement described in Section 2 of the Registration Rights Agreement.

     "REGULAR RECORD DATE" for interest payable in respect of any Definitive Security on any Interest Payment Date means the 1st day of May or the 1st day of November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "REGULATION S" means Regulation S under the Securities Act.

     "REGULATION S DEFINITIVE SECURITY" means a Definitive Security issued in respect of an interest in the Regulation. S Global Security.

     "REGULATION S GLOBAL SECURITY" has the meaning specified in Section 2.1.

     "REPAYMENT AMOUNT" has the meaning specified in Section 3.12(a)

     "REPAYMENT DATE" has the meaning specified in Section 3.12(a).

     "REPURCHASE DATE" has the meaning specified in Section 12.1.

     "REPURCHASE PRICE" has the meaning specified in Section 12.1.

     "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee, including, without limitation, any vice president, assistant vice president, assistant treasurer, corporate trust officer or other employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "RIGHTS PLAN" has the meaning specified in Section 11.4(4).

     "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "RULE 144A DEFINITIVE SECURITY" means a Definitive Security issued in respect of an interest in the Rule 144A Global Security.

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                                                                         Page 22

     "RULE 144A GLOBAL SECURITY" has the meaning specified in Section 2.1.

     "SECURITIES" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

     "SECURITIES ACT" means the U.S. Securities Act of 1933 (or any successor statute), as amended from time to time.

     "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 3.4.

     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.7.

     "STATED MATURITY", when used with respect to any Security or any instalment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of interest is due and payable.

     "SUBSIDIARY" means a corporation, or limited liability company, more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other similar interests in the corporation that ordinarily has or have voting power for the election of directors, or Persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

     "TRADING DAYS" means (1) if the Ordinary Shares or ADSs are listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; (2) if the Ordinary Shares or ADSs are quoted on The Nasdaq SmallCap Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system; or (3) if the Ordinary Shares and ADSs are not listed or admitted for trading on any national securities exchange or quoted on The Nasdaq SmallCap Market or any other system of automated dissemination of quotation of securities prices, days on which the Ordinary Shares or ADSs are traded regular way in the over the-counter market and for which a closing bid and a closing asked price for the Ordinary Shares or ADSs are available.

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                                                                         Page 23

     "TRUST INDENTURE ACT" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDE, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "UNITED STATES" or "U.S." means the United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

     "UNRESTRICTED GLOBAL SECURITY" means any Global Security that does not and is not required to bear the Private Placement Legend.

     "VOLUME WEIGHTED AVERAGE PRICE" means the volume weighted average price for the Ordinary Shares or ADSs of the Company on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the Ordinary Shares or ADSs may then be listed or otherwise in the over-the-counter market, as applicable), as reported by Bloomberg, LP using the AQR function on the date of determination.

SECTION 1.2.    COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if required by the Trust Indenture Act, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 9.7) shall include:

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                                                                         Page 24

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; PROVIDED, HOWEVER, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 1.3.    FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person stating that the information with respect to such factual matters is in the possession of the Company or such other Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

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                                                                         Page 25

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4.    ACTS OF HOLDERS OF SECURITIES.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders. Such action shall become effective when such instrument or instruments is delivered to the Trustee and, where it is hereby expressly required, to the Company. Upon request by the Company, the Trustee shall promptly deliver to the Company copies of all such instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders of Securities signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favour of the Trustee and the Company if made in the manner provided in this Section 1.4.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The ownership, principal amount and serial number of any Security held by any Person, and the date of his holding the same, shall be proved by the Security Register. In the case of a Global Security, the Holder thereof shall be entitled to give or take, or vote on, any relevant action with respect to all or only a portion of the principal amount represented by such Global Security as of the record date fixed for such action, as indicated in Security Register.

     (d) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this
Section 1.4.

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                                                                         Page 26

     (e) The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than 10 days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 14.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

     Upon receipt by the Trustee from any Holder of (i) any notice of default or breach referred to in Section 5.1(4), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company;
(ii) any declaration of acceleration referred to in Section 5.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company; or (iii) any direction referred to in Section 5.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth day (or, if such day is not a Business Day, the next succeeding Business Day) following the day on which the Trustee receives such declaration or direction, and, with respect to clause
(i), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such notice of default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after, such record date; PROVIDED, HOWEVER, that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 180th day after such record date, such notice, declaration or direction shall automatically and without any

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                                                                         Page 27

action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 180-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Securities on the date such notice, declaration or direction is so given.

     (f) Except as provided in Section 5.12 and Section 5.13, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.5.    NOTICES. Etc., TO TRUSTEE AND THE COMPANY.

     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (1) the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee and received at its Corporate Trust Office, Attention: Corporate Trust Administration, and shall be deemed given when received; or

          (2) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 45 Empire Road, Parktown, Johannesburg, South Africa 2193, Attention: Company Secretary, or at any other address previously furnished in writing to the Trustee by the Company, and shall be deemed given when received.

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                                                                         Page 28

     Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 1.6.    NOTICE TO HOLDERS OF SECURITIES; WAIVER.

     Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld or delayed, shall constitute a sufficient notification to such Holders for every purpose hereunder.

     Such notice shall be deemed to have been given when such notice is mailed.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7.    EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8.    SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Company and by the Trustee shall bind their respective successors and assigns, whether so expressed or not.

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                                                                         Page 29

SECTION 1.9.    SEPARABILITY CLAUSE.

     In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10.   BENEFITS OF INDENTURE.

     Except as provided in the next sentence, nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11.   GOVERNING LAW. Etc.

     (a) THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     (b)  The Company hereby:

               (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, under U.S. federal or state securities laws may be instituted in any U.S. federal or state court sitting in New York City;

               (ii) waives to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum;

               (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding;

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                                                                         Page 30

               (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment; and

               (v) irrevocably appoints CT Corporation System as its agent upon which process may be served in any such suit, action or proceeding, and agrees that service of process upon such agent at its office at 111 Eighth Avenue, New York, New York 10011 and written notice of said service to the Company by such agent shall constitute personal service of such process on the Company in any such suit, action or proceeding.

SECTION 1.12.   LEGAL HOLIDAYS.

     In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of, Accrued Original Issue Discount on or interest on, or the payment of any Redemption Price or Repurchase Price (whether the same is payable in cash or in Ordinary Shares or ADSs) with respect to, or delivery for conversion of, such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Date, or at the Stated Maturity or by such last day for conversion; PROVIDED, HOWEVER, that in the case that payment is made on such succeeding Business Day, no additional interest or Accrued Original Issue Discount shall be paid on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 1.13.   CONFLICT WITH TRUST INDENTURE ACT.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall

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                                                                         Page 31

be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

SECTION 1.14.   COUNTERPARTS.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                    ARTICLE 2

                                 SECURITY FORMS

SECTION 2.1.    FORM GENERALLY.

     The Securities shall be in substantially the form set forth in this Article and in the forms of Securities set forth in EXHIBITS A and B to this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or the Internal Revenue Code of 1986, as amended, and regulations thereunder (the "CODE"), or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. The Securities shall initially be represented by two or more Global Securities in registered form, as opposed to bearer form.

     Securities initially offered and sold to U.S. investors shall be issued in the form of one or more permanent global certificates in registered form, substantially in the form set forth in EXHIBIT A-1 hereto (a "RULE 144A GLOBAL SECURITY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with a custodian for and registered in the name of Cede & Co., as nominee of DTC.

     Securities initially offered and sold outside of the United States shall be issued in the form of one or more permanent global certificates in registered form, substantially in the form set forth in EXHIBIT A-2 hereto (a "REGULATION S GLOBAL SECURITY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with, and registered in the name of a nominee for, a common depositary for Clearstream and Euroclear.

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                                                                         Page 32

     Unrestricted Global Securities may be issued upon effectiveness of a registration statement (including the Registration Statement) with respect to the Securities in accordance with the provisions of this Indenture, in the form of EXHIBIT A-3 hereto.

     The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Registrar in accordance with instructions given by DTC, Clearstream and Euroclear,

     Definitive Securities may be issued from time to time in accordance with the provisions of this Indenture, in the form of EXHIBIT B hereto.

     The Trustee's certificates of authentication shall be in substantially the form set forth in EXHIBIT C.

     Conversion notices shall be in substantially the form set forth in EXHIBIT D.

Notices of election of a Holder to require repurchase shall be in substantially the form set forth in EXHIBIT E.

     Certificates with respect to any transfer of a Security to a Non-U.S. Person shall be substantially in the form set forth in EXHIBIT F.

Any definitive Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods on steel engraved borders if so required by any securities exchange upon which the Securities may be listed, or may be produced in any other manner permitted by the rules of any such securities exchange, or, if the Securities are not listed on a securities exchange, in any other manner approved by the Company, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 2.2.    RESTRICTIVE LEGENDS.

     (a) Unless and until a Security is sold or otherwise transferred in connection with an effective registration statement (including the Registration Statement) (i) the Rule 144A Global Securities and Rule 144A Definitive Securities shall bear the legend set forth below on the face thereof and (ii) until and including the 40th day after the Closing Date, Regulation S Global Securities and the Regulation S Definitive Securities shall bear the legend set forth below on the face thereof:

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THE SECURITIES EVIDENCED HEREBY, THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF
THE SECURITIES EVIDENCED HEREBY, AND THE ORDINARY SHARES WHICH WILL BE REPRESENTED BY ADSs ISSUABLE UPON CONVERSION OF THE SECURITIES EVIDENCED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (a) IT IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") OR (b) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (a) TO DURBAN ROODEPOORT DEEP, LIMITED
OR ANY SUBSIDIARY THEREOF, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (EXCEPT A SOUTH AFRICAN RESIDENT) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (c) IN ACCORDANCE WITH RULE 144A TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON BEHALF OF THE SELLER REASONABLY BELIEVE IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (e) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF THE CASES (a) THROUGH (e) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON
TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE
SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER (AS APPLICABLE) ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     (b) Each Global Security shall also bear the following legend on the face thereof

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. THE REGISTERED HOLDER HEREOF MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO A SUCCESSOR BOOK-ENTRY DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.5 OF THE INDENTURE.

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                                                                         Page 34

     (c) Each Rule 144A Global Security and Unrestricted Global Security shall also bear the following legend on the face thereof (or such other legend as may be prescribed by the DTC from time to time):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO DURBAN ROODEPOORT DEEP, LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                    ARTICLE 3

                                 THE SECURITIES

SECTION 3.1.    TITLE AND TERMS.

The aggregate principal amount of Securities which may be authenticated and delivered from time to time under this Indenture is limited to U.S.$66,000,000, except for Securities authenticated and delivered in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.6, 8.5, 10.8, 11.2 or 12.3(5).

The Securities shall be known and designated as the "6% Senior Convertible Notes due 2006" of the Company. Their Stated Maturity shall be November 12, 2006, and the Maturity Amount shall be payable on or before the fifth Business Day after November 12, 2006. The Securities shall bear interest on their principal amount from November 12, 2002, payable semi-annually in arrears on May 12 and November 12 in each year, commencing May 12, 2003, at the rate of 6% per annum until the Maturity Amount thereof is due and at the rate of 6.557% on any unpaid principal amount (but, for the removal of doubt, not on the Maturity Amount) after November 12, 2006 until paid, and, to the extent permitted by law, on any unpaid interest amount after November 12, 2006 until paid; PROVIDED, HOWEVER, that payments shall only be made on Business Days as provided in Section 1.12. Interest payable per $1,000 principal amount of Securities for the period from the Closing Date to May 12, 2003 shall be $30.00. Original Issue Discount shall accrue on the Securities from the Closing Date to the Maturity Date (unless the Securities are earlier redeemed, repurchased or converted).

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     The principal of, Accrued Original Issue Discount on and interest on the
Securities shall be payable as provided in the forms of Securities set forth in EXHIBIT A and EXHIBIT B and in this Indenture.

     The Company may, subject to the conditions set forth in Section 3.12, elect to repay the Maturity Amount of the Securities on or before the fifth Business Day following the Maturity Date, in whole or in part, in Ordinary Shares or ADSs.

     Any Redemption Price or Repurchase Price, whether payable in cash or in Ordinary Shares or ADSs, shall be payable at such places as are identified in the notice of redemption delivered pursuant to Section 10.5 or the Company Notice given pursuant to Section 12.3 (any city in which any Paying Agent is located being herein called a "PLACE OF PAYMENT").

     The Securities are entitled to the benefits of the Registration Rights Agreement and are entitled to payment of Liquidated Damages as provided in
Section 3 of the Registration Rights Agreement.

     The Securities shall be redeemable at the option of the Company, as provided in Article 10 and Article 13 and in the form of Securities set forth in EXHIBIT A and EXHIBIT B.

     The Securities shall be convertible as provided in Article 11 (any city in which any Conversion Agent is located being herein called a "PLACE OF CONVERSION").

     The Securities shall be senior, unsecured obligations of the Company and shall rank PARI PASSU to all present and future indebtedness of the Company.

     The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Article 12.

SECTION 3.2.    DENOMINATIONS.

     The Securities shall be issuable only in global registered or definitive registered form, without coupons, in denominations of U.S.$1,000 and integral multiples thereof.

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                                                                         Page 36

SECTION 3.3.    EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     The Securities shall be executed on behalf of the Company by its Chief Executive, its Finance Director or one of its other Directors, or by its Treasurer, and attested by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile.

     Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided and not otherwise.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 3.4.    TRANSFER AND EXCHANGE.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 9.2 being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall

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provide for the registration of Securities and of transfers of Securities. The
Trustee is hereby appointed "SECURITY REGISTRAR" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

     Upon surrender of a Security for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 9.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of alike aggregate principal amount and bearing such restrictive legends as may be required under this Indenture.

     (A)  GLOBAL SECURITIES.

     (a) The Rule 144A Global Security authenticated under this Indenture shall be deposited with a custodian for and registered in the name of Cede & Co., as nominee of DTC. Pursuant to the terms of the agreement to be entered into between DTC and the Company (the "DTC AGREEMENT'), DTC will operate a book-entry system for the securities registered in its name or the name of its nominee. The Regulation S Global Security authenticated under this Indenture shall be deposited with, and registered in the name of a nominee for, a common depositary for Clearstream and Euroclear, which will each operate a book-entry system for the Securities registered in the name of the common depositary. Each such Global Security shall constitute a single Security for all purposes of this Indenture.

     (b) The Rule 144A Global Security and the Regulation S Global Security shall bear legends as set forth in Section 2.2. Transfers of any Global Security shall be limited to transfers of such Global Security in whole, but not in part. Transfers of interests from one Global Security to another Global Security shall be effected by an increase or a reduction in the aggregate principal amount of Securities represented by the first Global Security and the corresponding reduction or increase in the aggregate principal amount of Securities represented by the other Global Security. Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures or conditions applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

     (c) Notwithstanding any other provision in this Indenture, no Global Securities held by DTC may be exchanged for Definitive Securities unless: (i) DTC notifies the Trustee that it is

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unwilling or unable to continue to hold such Global Securities, or if at any time DTC is unable to or ceases to be a clearing agency registered under the Exchange Act and as a successor to DTC registered under the Exchange Act is not appointed by the Trustee at the written request of the Company within 120 days;
(ii) an Event of Default under the Securities occurs, upon the receipt of the holder of a beneficial interest in the relevant Securities; or (iii) at any time the Company at its option and in its sole discretion determines that a Global Security should be exchanged (in whole but not in part) for Definitive Securities. The Regulation S Global Securities may not be exchanged for Definitive Securities unless: (i) either Clearstream or Euroclear is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business and does in fact do so and no alternative clearing system satisfactory to the Company is available; (ii) an Event of Default under the Securities occurs, upon the request of the holder of a beneficial interest in the relevant Securities; or (iii) at any time the Company at its option and in its sole discretion determines that a Global Security should be exchanged (in whole but not in part) for Definitive Securities.

     Any Global Security that is exchangeable pursuant to the preceding paragraph shall be exchangeable only for Definitive Securities issuable in authorized denominations of alike aggregate principal amount and tenor as the Global Security so exchangeable, and bearing interest at the same rate, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates, and subject to the same redemption, conversion and repurchase provisions and other terms as the Global Security so exchangeable. Definitive Securities shall be registered in the names of the owners of the beneficial interests in such Securities as such names are from time to time provided by the relevant Agent Members holding interests in such Global Securities (as the names of such Agent Members are provided to the Company from time to time by DTC, Clearstream or Euroclear).

     Except as provided above, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under this Indenture.

     (d) Definitive Securities issued upon any exchange of beneficial interests in the Rule 144A Global Security or the Regulations S Global Security shall bear the legends set forth in Section 2.2 and shall be subject to all restrictions on transfer contained therein to the same extent as the Global Security so exchanged.

     (e) In the event that a Global Security is surrendered for redemption or repurchase in part pursuant to Section 10.8, Article 12 or Article 13, either
(i) the Company shall execute, and the

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                                                                         Page 39

Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unrepurchased portion of the principal of the Global Security so surrendered or (ii) the Trustee shall endorse Schedule A to such Global Security to reflect the reduction in the principal amount at maturity of such Global Security as a result of such redemption or repurchase.

     (f) Upon the effectiveness of a registration statement with respect to the Securities (including the Registration Statement) the sale or other transfer of a beneficial interest in a Global Security in connection therewith, the Company shall issue and upon receipt of an authentication order in accordance with
Section 3.3, the Trustee (or its agent in accordance with Section 6.12) shall authenticate one or more Unrestricted Global Securities in the form of Exhibit A-3 hereto in an initial aggregate principal amount equal to the principal amount of the beneficial interest so transferred. Concurrently with the issuance of any such Unrestricted Global Security, the Trustee shall cause the aggregate principal amount of the applicable initial Global Security to be reduced accordingly and direct the Security Registrar to make a corresponding reduction in the Security Register in respect of the initial Global Security.

     (g) The Agent Members, DTC, Clearstream, Euroclear and any beneficial owners shall have no rights under this Indenture with respect to any Global Security held on their behalf by a Holder, or in relation to which they hold, directly or indirectly, beneficial interests, and such Holder shall be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Holder or impair, as between DTC, Clearstream, Euroclear or another clearing agency and any of their respective Agent Members and Holders, the operation of customary practices governing the exercise of the rights of a holder or any security, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action which a Holder is entitled to give or take under this Indenture.

     (h) DTC, Clearstream and Euroclear may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture with respect to the Securities.

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                                                                         Page 40

     (i) Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities provided to it which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Definitive Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive registered Securities to be prepared without unreasonable delay. After the preparation of definitive registered Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 9.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of Definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

     (B)  DEFINITIVE SECURITIES

     (a)  At the option of a Holder, and subject to the other provisions of this
Section 3.4, Definitive Securities may be exchanged for other Definitive Securities of any authorized denomination and of alike aggregate principal amount, upon surrender of the Definitive Securities to be exchanged at any such office or agency. Whenever any Definitive Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.4, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive. Every Definitive Security presented or surrendered for registration of transfer and/or surrendered for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     All Definitive Securities issued upon any registration of transfer or exchange of Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and subject to the other provisions of this Section 3.4, entitled to the same benefits under this Indenture, as the Definitive Securities surrendered upon such registration of transfer or exchange.

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                                                                         Page 41

     (b) No service change shall be made for any registration of transfer or exchange of Securities except as provided in Section 3.6, but the Company may require payment of a sum sufficient to cover any tax, duty or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to this Section 3.4 or
Section 8.5, 10.8, 11.2 or 12.3(5) (other than where Ordinary Shares or ADSs are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer. Any stamp, stamp duty reserve tax and other duties, if any, which may be imposed by the Republic of South Africa or any political subdivision thereof or therein in connection with any exchanges pursuant to this Section 3.4 or Section 8.5, 10.8, 11.2 or 12.3(5) (other than where Ordinary Shares or ADSs are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer, shall be paid by the Company.

     In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption; or (b) to register the transfer of or exchange any Security, or portion thereof, called for redemption.

     (c)  Neither the Trustee, the Paying Agent nor any of their agents shall
(1) have any duty to monitor compliance with or with respect to any U.S. federal or state or other securities or tax laws; or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

SECTION 3.5.    SPECIAL TRANSFER PROVISIONS.

     Unless and until a Security is sold or otherwise transferred in connection with an effective registration statement (including the Registration Statement) the following provisions shall apply:

     (a) TRANSFERS TO QIBs. The following provisions shall apply with respect to any proposed transfer of a Security to a QIB, other than any QIB that is a Non-U.S. Person:

          (i) If the Security to be transferred is (A) either a Rule 144A Definitive Security or a Regulation S Definitive Security prior to the removal of the Private Placement Legend, the transferor must advise the Company and the Trustee in writing that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Trustee in writing that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is

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                                                                         Page 42

     being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A, or has determined not to request such information, and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; or
     (B) an interest in a Rule 144A Global Security, the transfer of such interest may be effected only through the book-entry system maintained by DTC.

          (ii) If the proposed transferee is an Agent Member and the Security to be transferred consists of Rule 144A Definitive Securities, upon receipt by the Trustee of the documents referred to in paragraph (i) above and instructions given in accordance with the procedures of DTC, Clearstream or Euroclear, as the case may be, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the Rule 144A Definitive Securities to be transferred, and the Trustee shall cancel the Rule 144A Definitive Securities so transferred.

     (b) TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL SECURITY OR REGULATION S DEFINITIVE SECURITIES. The following provisions shall apply with respect to any transfer of interests in the Regulation S Global Security or Regulation S Definitive Securities:

     (i) prior to the removal of the Private Placement Legend from the Regulation S Global Security or Regulation S Definitive Securities pursuant to
Section 2.2, such transfer must comply with paragraph (a) or (c) of this Section 3.5, and

     (ii) after such removal, transfers of any such Security may be made without provision of any additional certification.

(c) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S, Person:

     (i) any proposed transfer to any Non-U.S. Person of a Rule 144A Definitive Security or an interest in a Rule 144A Global Security may be made upon receipt by the Trustee of a certificate substantially in all the form of EXHIBIT F hereto from the proposed transferor.

     (ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in a Rule 144A Global Security, upon receipt by the Trustee of (1) the documents, if any, required by paragraph (i) and (2) instructions in accordance with the procedures of DTC, the Security Registrar

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                                                                         Page 43

shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Security to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Trustee of instructions given in accordance with the procedures of DTC, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Rule 144A Definitive Security or the Rule 144A Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Definitive Security, if any, so transferred or decrease the amount of the Rule 144A Global Security.

     (d) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Trustee shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Trustee shall deliver only Securities that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.2 or Section 3.4(A)(f), or (ii) if the time period referred to in Rule 144(k) has expired and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (e) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Trustee, the Book-Entry Depositary or the Company such certifications, legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 3.4 or this Section 3.5 in accordance with its customary record retention procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

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SECTION 3.6.    MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES.

     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there be delivered to the Company and to the Trustee:

     (1) evidence to their satisfaction of the destruction, loss or theft of any Security; and

     (2) such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless,

then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

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                                                                         Page 45

The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7.    PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

     Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, (i) in the case of Definitive Securities, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, at the option of the Company, may be paid by check mailed to the address of the Person as it appears in the Security Register; and (ii) in the case of Global Securities, to the Holder by wire transfer of same-day funds to the Holder in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record

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                                                                         Page 46

Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 3.7 and Section 3.4, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Interest on any Security which is converted in accordance with Section 11.2 during a Record Date Period shall be payable in accordance with the provisions of Section 11.2.

SECTION 3.8.    PERSONS DEEMED OWNERS.

     Prior to the presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Security is registered as the owner of such Security for the purpose of receiving payment of principal of, Accrued Original Issue Discount on and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.9.    CANCELLATION.

     All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be canceled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as

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                                                                         Page 47

provided in this Section 3.9. The Trustee shall dispose of all canceled Securities in accordance with applicable law and its customary practices in effect from time to time.

SECTION 3.10.   COMPUTATION OF INTEREST.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30day months and, in the case of an incomplete month, the number of days elapsed.

SECTION 3.11.   CUSIP, GINS, ISIN AND/OR COMMON CODE NUMBERS.

The Company in issuing Securities may use "CUSIP," "CINS," "ISIN," and/or "Common Code" numbers (if then generally in use) in addition to serial numbers; the Trustee shall use such CUSIP, CINS, ISIN and/or Common Code numbers in addition to serial numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP, CINS, ISIN and/or Common Code numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP, CINS, ISIN and/or Common Code numbers. The Company shall promptly notify the Trustee in writing of any change in any such CUSIP, CINS, ISIN and/or Common Code number.

SECTION 3.12.   REPAYMENT OF MATURITY AMOUNT IN ORDINARY SHARES OR ADSs.

     (a) At the option of the Company, on or before the fifth Business Day immediately following the Maturity Date (such date, the "REPAYMENT DATE"), the Maturity Amount of the Securities (but not any interest accrued to the Maturity
Date) may, subject to the fulfilment by the Company of the conditions set forth in this Section 3.12, be paid, in whole or in part, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADS shaving a fair market value equal to the portion of the Maturity Amount to be paid on such Repayment Date (the "REPAYMENT AMOUNT").

     (b) For purposes of this Section 3.12, the fair market value of Ordinary Shares or ADSs shall be determined by the Company and shall be equal to 90% of the Volume Weighted Average Price of the Ordinary Shares or ADSs for the 30 consecutive Trading Day period immediately preceding and including the third Trading Day prior to the Repayment Date.

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                                                                         Page 48

     (c) The Company may elect to pay the Repayment Amount or any portion thereof by delivery of Ordinary Shares or ADSs pursuant to Section 3.12 if and only if the following conditions shall have been satisfied:

          (1) As to each Holder, the Repayment Amount shall be paid only in cash in the event any Ordinary Shares or ADSs to be issued to such Holder on the Maturity Date (A) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Maturity Date or (B) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered on the Maturity Date and if such registration is not completed or does not become effective or such approval is not obtained prior to the Maturity Date;

     (2) Payment of the Repayment Amount may not be made in Ordinary Shares or ADSs unless such shares are, or shall have been, approved for quotation on The Nasdaq SmallCap Market or listed or quoted on a national securities exchange or other quotation system including the over-the-counter market, in either case, prior to the Maturity Date; and

     (3)  All Ordinary Shares (including Ordinary Shares issued with respect to
ADSs) that may be issued on the Maturity Date will be issued out of the Company's authorized but unissued Ordinary Shares and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

     If all of the conditions set forth in this Section 3.12 are not satisfied in accordance with the terms thereof, the Repayment Amount shall be paid by the Company only in cash.

(d) The election of the Company to repay the Repayment Amount or any portion thereof in Ordinary Shares or ADSs shall be evidenced by a Board Resolution. In addition, the Company shall furnish the Trustee with an Officers' Certificate stating that the Company is entitled to effect such repayment in Ordinary Shares or ADSs and setting forth a statement of facts showing that the conditions precedent to the right of the Company to effect such repayment in Ordinary Shares or ADSs have occurred.

(e) Notice of the Company's election to repay the Repayment Amount or any portion thereof on or before the fifth Business Day immediately following the Maturity Date in Ordinary Shares or ADSs shall be given by the Company or, on Company Request delivered at least 15 days prior to

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                                                                         Page 49

the date on which such notice is to be given (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name of and at the expense of the Company. Such notice of the Company's election shall be furnished to the Holders in the manner provided in Section 1.6 not less than 40 Trading Days nor more than 60 Trading Days prior to the Maturity Date. The Company shall deliver a copy of such notice to the Trustee, and such notice received by the Trustee shall be given by the Trustee to each Paying Agent and Conversion Agent in the name of and at the expense of the Company.

(f) The Company's notice of election to repay the Repayment Amount or any portion thereof in Ordinary Shares or ADSs shall identify the Securities (including CUSIP, CINS, ISIN and/or Common Code numbers) and shall state:

          (1)  the Maturity Date;

          (2) the Repayment Amount, and the portion of the Repayment Amount that shall be paid by the Company in cash or by delivery of Ordinary Shares or ADSs on or before the fifth Business Day immediately following the Maturity Date;

          (3) that the fair market value of Ordinary Shares or ADSs shall be determined by the Company and shall be equal to 90% of the Volume Weighted Average Price of the Ordinary Shares or ADSs for the 30 consecutive Trading Day period immediately preceding and including the third Trading Day prior to the Repayment Date; and

          (4) the Conversion Rate, the date on which the right to convert the Securities will terminate and the places where such Securities may be surrendered for conversion.

     (g) Any issuance of Ordinary Shares or ADSs in respect of the Repayment Amount shall be deemed to have been effected immediately prior to the close of business on the Maturity Date and the Person or Persons in whose name or names any certificate or certificates for Ordinary Shares or ADSs shall be issuable as payment of any portion of the Repayment Amount shall be deemed to have become on the Maturity Date the holder or holders of record of the shares represented thereby.

     (h) No fractions of shares shall be issued upon repayment of the Repayment Amount or any portion thereof in Ordinary Shares or ADSs. If the principal of more than one Security shall be repayable to the same Holder and the Repayment Amount shall be payable in Ordinary Shares or ADSs, the number of full shares that shall be issuable upon such repayment shall be computed on

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                                                                         Page 50

the basis of the aggregate principal amount of the Securities so repaid. Instead of any fractional Ordinary Share or ADS that would otherwise be issuable on the repayment of the principal of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction and rounding the result to the nearest cent. For purposes of this
Section 3.12(h), the current market price of Ordinary Shares or ADSs is the average of the high and low sales price per share of the Ordinary Shares or ADSs on the Trading Day immediately preceding the Repayment Date.

     (i) Any issuance and delivery of certificates for Ordinary Shares or ADSs pursuant to this Section 3.12 shall be made without charge to the Holder of Securities the principal of which is being repaid or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or duty that may be payable in respect of (1) income of the Holder or (2) any transfer involved in the issuance or delivery of certificates for Ordinary Shares or ADSs in a name other than that of the Holder of the Securities the principal of which is being repaid, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

     (j) Any repayment of the Repayment Amount in Ordinary Shares or ADSs pursuant to this Section 3.12 will be made in compliance with all applicable laws, rules and regulations. If any of the provisions of this Section 3.12 are inconsistent with applicable laws and regulations, such laws and regulations shall govern, and the Company's compliance with such laws and regulations shall not be deemed to cause a breach of the Company's obligations under this Indenture.

                                    ARTICLE 4

                           SATISFACTION AND DISCHARGE

SECTION 4.1.    SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and any right to receive Liquidated Damages and the Company's obligations to the Trustee pursuant to Section 6.7), and the Trustee, at the expense of the

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                                                                         Page 51

Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

     (1)  either

          (A) all Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6; and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

          (B) all such Securities not theretofore delivered to the Trustee or its agent for cancellation (other than Securities referred to in clauses
     (i) and (ii) of clause (1)(A) above)

               (i)   have become due and payable, or

               (ii) will have become due and payable at their Stated Maturity within one year, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (i) above) an amount sufficient to pay and discharge the entire principal, Accrued Original Issue Discount, interest and Liquidated Damages, if any, on such Securities not theretofore delivered to the Trustee for cancellation, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

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                                                                         Page 52

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.12, the obligation of the Company to pay Liquidated Damages, if money shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 9.3, and the obligations of the Company and the Trustee under Section 3.4 and Article 11 shall survive such satisfaction and discharge.

SECTION 4.2.    APPLICATION OF TRUST MONEY.

     Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal, Accrued Original Issue Discount, Liquidated Damages, if any, and interest for whose payment such money has been deposited with the Trustee.

     All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

                                    ARTICLE 5

                                    REMEDIES

SECTION 5.1.    EVENTS OF DEFAULT.

     "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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                                                                         Page 53

     (1) default in the payment of the Maturity Amount on any Security at its Maturity (including any failure to complete any redemption of the Securities); or

     (2) default in the payment of any interest, if any (including Liquidated Damages, if any), upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

     (3)  failure by the Company to give the Company Notice in accordance with
Section 12.3(1); or

     (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in this
Section 5.1), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

     (5) default in the payment when due of the principal of, or acceleration of, any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any Subsidiary of the Company with a principal amount then outstanding in excess of U.S.$G,000,000, whether such indebtedness now exists or shall hereafter be created, if such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

     (6) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization,

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                                                                         Page 54

arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (7) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company of a petition or answer or consent seeking reorganization or similar relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

     (8) failure by the Company to deliver Conversion Shares, together with cash in lieu of fractional shares, when such Conversion Shares or cash in lieu of fractional shares are required to be delivered upon conversion of a Security, and such failure continues for 10 days after such required delivery date.

SECTION 5.2.    ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default (other than an Event of Default specified in Section 5.1(6) or Section 5.1(7)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration, such principal and all Accrued Original Issue Discount and interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or Section 5.1(7)) occurs, the principal of, and Accrued Original Issue Discount and interest on, all the Securities shall ipso facto become immediately due

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                                                                         Page 55

and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

     At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter, in this Article 5 provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if-

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay, without duplication:

          (A) all overdue interest and Liquidated Damages, if any, on all Securities;

          (B) the principal of and Accrued Original Issue Discount on any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Securities;

          (C) to the extent permitted by applicable law, interest upon overdue interest at the rate then in effect; and

          (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, reimbursements and advances of the Trustee, its agents and its counsel, except to the extent such amounts would not be required to be paid pursuant to Section 6.7; and

     (2) all Events of Default, other than the nonpayment of the principal of, and any Accrued Original Issue Discount and interest on, Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

     No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.3.    COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Company covenants that if:

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                                                                         Page 56

          (1) default is made in the payment of any interest or Liquidated Damages on any Security when it becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the Maturity Amount of on any Security at the Maturity thereof,

then the Company will upon demand of the Trustee pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, Accrued Original Issue Discount and interest and interest on any overdue principal, Liquidated Damages, if any, and, to the extent permitted by applicable law, on any overdue interest, at a rate then in effect, and in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4.    TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or the creditors of either, the Trustee (irrespective of whether the principal of, any Accrued Original Issue Discount on and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have

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                                                                         Page 57

made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1) to file and prove a claim for the whole amount of principal, Accrued Original Issue Discount, Liquidated Damages, if any, and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and of the Holders of Securities allowed in such judicial proceeding; and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities to pay to the Trustee any amount due to it.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.

SECTION 5.5.    TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

SECTION 5.6.    APPLICATION OF MONEY COLLECTED.

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                                                                         Page 58

     Any money collected by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, Accrued Original Issue Discount or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST; To the payment of all amounts due the Trustee under Section
     6.7:

          SECOND: To the payment of the amounts then due and unpaid for principal of, Accrued Original Issue Discount on, Liquidated Damages, if any, or interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, Accrued Original Issue Discount, Liquidated Damages, if any, and interest, respectively; and

          THIRD: Any remaining amounts shall be repaid to the Company.

SECTION 5.7.    LIMITATION ON SUITS.

     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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                                                                         Page 59

          (5) the Trustee has not received any direction inconsistent with such written request from the Holders of a majority of the aggregate principal amount of the Outstanding Securities during the 60 day period referred to in (4) above;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 5.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, ACCRUED ORIGINAL ISSUE DISCOUNT AND INTEREST AND TO CONVERT.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, Accrued Original Issue Discount on and (subject to Section 3.7) interest (and Liquidated Damages, if any) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), and to convert such Security in accordance with Article 11, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder

SECTION 5.9.    RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.   RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein

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                                                                         Page 60

conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.   DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Securities, as the case may be.

SECTION 5.12.   CONTROL BY HOLDERS OF SECURITIES.

     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

          (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.   WAIVER OF PAST DEFAULTS.

     The Holders, either (a) through the written consent of not less than a majority in principal amount of the Outstanding Securities; or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in principal amount of the Outstanding Securities represented at such meeting, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of, Accrued Original Issue Discount, interest, the Repurchase Price or Liquidated Damages, if any, on any Security; or (2) in respect of a

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                                                                         Page 61

covenant or provision hereof that under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.   UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of, Accrued Original Issue Discount on, Liquidated Damages, if any, or interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may be), or for the enforcement of the right to convert any Security in accordance with Article 11.

SECTION 5.15.   WAIVER OF STAY, USURY OR EXTENSION LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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                                                                         Page 62

                                    ARTICLE 6

                                   THE TRUSTEE

SECTION 6.1.    CERTAIN DUTIES AND RESPONSIBILITIES.

(a)  Except during the continuance of an Event of Default:

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee pursuant to and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

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                                                                         Page 63

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

SECTION 6.2.    NOTICE OF DEFAULTS.

     Within 90 days after the occurrence of any default hereunder as to which a Responsible Officer of the Trustee has actually received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in
Section 1.6, notice of such default, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of, Accrued Original Issue Discount on or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and PROVIDED, FURTHER, that in the case of any default of the character specified in
Section 5.1(4), no such notice to Holders of Securities shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.2, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.3.    CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of Section 6.1:

     (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, other certificate, statement, instrument,

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                                                                         Page 64

opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

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                                                                         Page 65

     (8) the rights, privileges, protections and indemnities given to the Trustee, are extended to and shall be enforceable by the Trustee in each of its capacities hereunder and each agent and other person employed by it to act hereunder;

     (9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

     (10) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 6.4.    NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

     The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities, or of the Ordinary Shares or ADSs issuable upon the conversion of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5.    MAY HOLD SECURITIES, ACT AS TRUSTEE UNDER OTHER INDENTURES.

     The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

     The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

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                                                                         Page 66

SECTION 6.6.    MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed in writing with the Company.

SECTION 6.7.    COMPENSATION AND REIMBURSEMENT.

The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, wilful misconduct or bad faith; and

          (3) to fully indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) and reasonable legal fees and expenses, incurred without negligence, wilful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys' fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(6) or Section 5.1(7), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable bankruptcy, insolvency, reorganization or other similar law.

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                                                                         Page 67

     The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

     The provisions of this Section 6.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 6.8.    CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having a combined capital and surplus (or for such purposes, the combined capital and surplus of any parent holding company) of at least U.S.$25,000,000, subject to supervision or examination by U.S. federal or state authority, in good standing and having an office or agent in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6 and a successor shall be appointed pursuant to
Section 6.9.

SECTION 6.9.    RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been

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                                                                         Page 68

delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (d)  If at any time:

          (1) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months; or

          (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (i) the Company by a Board Resolution may remove the Trustee; or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 6.9 and Section 6.10. If, within one year after such resignation, removal or incapability, or occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section 6.9 and Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in

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                                                                         Page 69

Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.10.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article 6.

SECTION 6.11.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.12.   AUTHENTICATING AGENTS.

     The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities which shall be authorized to act

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                                                                         Page 70

on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

     Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this
Section 6.12.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

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                                                                         Page 71

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.12.

     If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 6.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities referred to in the within-mentioned Indenture, and is entitled to the benefits of the Indenture.

Dated:
                                              ----------------------------
                                              as Trustee
                                              By Authenticating Agent,
                                                  as Authenticating Agent

                                              By
                                                --------------------------
                                                  Authorized Signatory

SECTION 6.13.   DISQUALIFICATION; CONFLICTING INTERESTS.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.14.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

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                                    ARTICLE 7

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1.    COMPANY MAY CONSOLIDATE, Etc., ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease all its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into it or convey, transfer, sell or lease such Person's properties and assets substantially as an entirety to it, unless:

     (1) the Person formed by such consolidation or into or with which the Company is merged, or the Person which acquires by conveyance, transfer or sale, or which leases the properties and assets of the Company substantially as an entirety, shall be a corporation, limited liability company, partnership or trust, organized and validly existing under the laws of the Republic of South Africa, England and Wales, any member state of the European Union, Switzerland, the United States of America, any state thereof or the District of Columbia or Canada and, if other than the Company, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, Liquidated Damages, if any, and interest on all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this
Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under
Section 8.3.

SECTION 7.2.    SUCCESSOR. SUBSTITUTED.

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     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 7.1, the successor Person formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES

SECTION 8.1.    SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS OF
                SECURITIES.

     Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

     (1) to cure any ambiguity, omission or defect or to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary or desirable; provided such action pursuant to this clause
(1) shall not, in the judgment of the Company, adversely affect the interests of the Holders of Securities in any material respect; or

     (2) to add to the covenants and agreements of the Company for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

     (3) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

     (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by this Indenture; or

     (5) to comply with the requirements of the Securities Act, the Exchange Act and the Investment Company Act or the rules and regulations of the Commission under any such Acts; or

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                                                                         Page 74

     (6) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

     (7) to modify, alter, amend or supplement the Indenture in any other manner that is not adverse to any Holder of Securities.

     Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 8.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained.

SECTION 8.2.    SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS OF SECURITIES.

     With either (a) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee; or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of a majority in principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security; or

     (2) reduce the principal amount, Original Issue Discount or the rate of interest payable on, any Security, or any Additional Amounts; or

     (3) reduce any amount payable upon redemption or repurchase of Securities pursuant to Article 10, Article 12 or Article 13 hereof; or

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                                                                         Page 75

     (4) modify the provisions of this Indenture with respect to redemption of the Securities in a manner adverse to the Holders; or

     (5) change the place at which or the coin or currency in which any Security or the interest or any other amount in respect thereof is payable; or

     (6) impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date or Repurchase Date, as the case may be); or

     (7) except as provided by Section 11.11, adversely affect the right to convert any Security as provided in Article 11; or

     (8) reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture; or

     (9) reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

     (10) modify any of the provisions of this Section 8.2 and Section 5.13 or 9.8, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

     (11) modify the provisions of Article 12 in a manner adverse to the Holders after the Holder's right to require the Company to repurchase the Securities upon a Change in Control arises.

     It shall not be necessary for any Act of Holders of Securities under this
Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.3.    EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the

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Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3)
shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.4.    EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.

SECTION 8.5.    REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 8.6.    CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act as in effect at the time of the execution thereof.

SECTION 8.7.    NOTICE OF SUPPLEMENTAL INDENTURES.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice,

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                                                                         Page 77

or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

                                    ARTICLE 9

                                    COVENANTS

SECTION 9.1.    PAYMENT OF PRINCIPAL. ACCRUED ORIGINAL ISSUE DISCOUNT AND
                INTEREST.

     The Company covenants and agrees that, subject to Section 1.12, it will duly and punctually pay the principal, Accrued Original Issue Discount on and interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any principal, Accrued Original Issue Discount and any instalment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be. Subject to Article 13, the Company hereby covenants and agrees that it shall make all payments in respect of principal of, Accrued Original Issue Discount on and interest (including interest on amounts in default, if any,) on the Securities or the payment of any other sums due on the Securities without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied upon or as a result of such payments by or on behalf of any taxing authority, unless deduction or withholding of such taxes, duties, assessments or governmental charges is required by law.

SECTION 9.2.    MAINTENANCE OF OFFICES OR AGENCIES.

     The Company hereby appoints the Corporate Trust Office of the Trustee or such other office or agency of the Trustee as its agent in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Trustee shall upon receipt forward any such notices and demands to the Company at the address specified in Section 1.5(2).

     The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; PROVIDED, HOWEVER, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, Accrued Original Issue Discount on and interest on the

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Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 9.3, the Company will maintain in the State of New York, The City of New York, an office or agency where Securities may be presented or surrendered for payment and conversion, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

     If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notices and demands may be served on the Corporate Trust Office of the Trustee.

SECTION 9.3.    MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

     If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, Accrued Original Issue Discount on or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, Accrued Original Issue Discount or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, no later than the opening of business on each due date of the principal of, Accrued Original Issue Discount on or interest on any Securities, deposit with the Trustee a sum sufficient to pay the principal, Accrued Original Issue Discount or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal, Accrued Original Issue Discount or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.3, that such Paying Agent will;

          (1) hold all sums held by it for the payment of the principal of, Accrued Original Issue Discount on or interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

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                                                                         Page 79

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, Accrued Original Issue Discount or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Anything contained herein to the contrary notwithstanding, any money held by the Trustee or any Paying Agent in trust for the payment and discharge of the principal of, Accrued Original Issue Discount on, Liquidated Damages, if any, or interest on any Security which remains unclaimed for two years after the date when each payment of such principal, Accrued Original Issue Discount, Liquidated Damages, if any, or interest has become payable shall be repaid within 60 days of such date by the Trustee to the Company as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Company for the payment of the principal, Accrued Original Issue Discount or interest on such Security. The Trustee shall not be liable to the Company or any Holder for interest on funds held by it for the payment and discharge of the principal, Accrued Original Issue Discount or interest on any of the Securities to any Holder. The Company shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

SECTION 9.4.    EXISTENCE.

     Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not disadvantageous in any material respect to the Holders.

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                                                                         Page 80

SECTION 9.5.    REGISTRATION AND LISTING.

     Within a reasonable time after the issuance of the Global Securities, the Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any applicable law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the Ordinary Shares or ADSs issuable upon conversion of the Securities may be lawfully issued and certification in respect thereof delivered, and qualified or listed as contemplated by clause (ii); and (ii) will cause the Ordinary Shares or ADSs that may be issued and certification in respect thereof delivered upon any conversion of the Securities, prior to such issuance and delivery, to be admitted to trading on the JSE Securities Exchange South Africa and The Nasdaq SmallCap Market, respectively, or, if the Ordinary Shares or ADSs are not then admitted to trading on the JSE Securities Exchange South Africa and The Nasdaq SmallCap Market, will list the Ordinary Shares or ADSs or qualify the Ordinary Shares or ADSs for quotation on each securities exchange or quotation system on which outstanding Ordinary Shares or ADSs are listed or quoted at the time of such issue and delivery.

SECTION 9.6.    FURTHER UNDERTAKINGS OF THE COMPANY.

     The Company covenants and agrees that it will, at all times while Securities are outstanding, save with either (a) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee; (b) the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of a majority in principal amount of the Outstanding Securities represented at such meeting; or
(c) the consent of the Trustee where the Trustee has received an Opinion of Counsel to the effect that it is not materially prejudicial to the interests of the Holders:

     (a) at all times keep available for issue free from preemptive rights out of its authorized but unissued capital such number of Ordinary Shares as would enable the obligation of the Company to procure that Ordinary Shares or ADSs issued upon conversion of the Securities to be satisfied in full; and

     (b) not modify in any way the rights attaching to the Ordinary Shares with respect to voting, dividends, or liquidation; PROVIDED, HOWEVER, that the foregoing shall not preclude (i) the issue of equity share capital to employees, including executive officers, or directors of the Company or any of its Subsidiaries or Affiliates pursuant to any employees' or directors' share plan or option plan; (ii) any consolidation or subdivision of the Ordinary Shares;
(iii) any modification of

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                                                                         Page 81

such rights which is not materially prejudicial to the interests of the Holders of the Securities; or (iv) any alteration to the Company's Articles of Association in connection with, or incidental to, the foregoing.

SECTION 9.7.    STATEMENT BY OFFICERS AS TO DEFAULT.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

     Any notice required to be given under this Section 9.7 shall be delivered to the Trustee at its Corporate Trust Office.

SECTION 9.8.    WAIVER OF CERTAIN COVENANTS.

     The Company may omit in any particular instance to comply with any covenant or conditions set forth in any covenant provided pursuant to Section 8.1(2) for the benefit of the Holders or in Section 9.4 or Section 9.5 (other than a covenant or condition which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected), if before the time for such compliance the Holders shall, through the written consent of not less than a majority in principal amount of the Outstanding Securities, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.

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                                   ARTICLE 10

              REDEMPTION OF SECURITIES AT THE OPTION OF THE ISSUER

SECTION 10.1.   RIGHTS OF REDEMPTION AT THE OPTION OF THE COMPANY.

     The Securities may be redeemed at the option of the Company in accordance with the provisions of the form of Securities set forth in EXHIBIT A and EXHIBIT B and of Section 10.10 or Section 13.2.

SECTION 10.2.   APPLICABILITY OF ARTICLE.

     Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article 10.

SECTION 10.3.   ELECTION TO REDEEM: NOTICE TO TRUSTEE.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of any of the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date. If the Securities are to be redeemed pursuant to an election of the Company which is subject to a condition specified in the form of Securities set forth in EXHIBIT A or EXHIBIT B, the Company shall furnish the Trustee with an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred.

SECTION 10.4.   SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

     If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee within three Business Days after it receives the notice described in Section 10.3, from the Outstanding Securities not previously called for redemption, pro rata or by such method as the Trustee may deem fair and appropriate.

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                                                                         Page 83

     The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

     The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount and certificate numbers thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 10.5.   NOTICE OF REDEMPTION.

     Notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date, and such notice shall be irrevocable.

     All notices of redemption shall identify the Securities to be redeemed (including CUSIP, CINS, ISIN and/or Common Code numbers) and shall state:

          (1)   the Redemption Date;

          (2) the Redemption Price, and accrued interest and Liquidated Damages, if any;

          (3) if fewer than all Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed;

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                                                                         Page 84

          (4) that on the Redemption Date, the Redemption Price, and accrued interest and Liquidated Damages, if any, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date;

          (5) the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion; and

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, on Company Request delivered at least 15 days prior to the date on which such notice is to be given (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name of and at the expense of the Company. Notice of redemption of Securities to be redeemed at the election of the Company received by the Trustee shall be given by the Trustee to each Paying Agent in the name of and at the expense of the Company.

SECTION 10.6.   DEPOSIT OF REDEMPTION PRICE.

     Not less than one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

     If any Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in Section 3.7) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

 SECTION 10.7.  SECURITIES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified

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                                                                         Page 85

and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with Liquidated Damages, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of, Accrued Original Issue Discount and, to the extent permitted by applicable law, accrued interest on such Security shall, until paid, bear interest from the Redemption Date at the rate then in effect and such Security shall remain convertible until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

SECTION 10.8.   SECURITIES REDEEMED IN PART.

         Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
 Section 9.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 10.9.   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

     In connection with any redemption of the Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers (the "PURCHASERS") to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued and unpaid to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 10, the obligation of the Company to pay the Redemption Price, together with interest accrued and unpaid to the

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                                                                         Page 86

Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the second Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in this Article 10) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 10.10.  PROVISIONAL REDEMPTION AFTER NOVEMBER 12 2005.

     The Company may, at its option, at any time after November 12, 2005, redeem the Securities, in whole or in part, for cash in U.S. Dollars at any time upon notice to the Holders in accordance with Section 10.5 at a Redemption Price equal to 100 DEG./a of the principal amount of Securities plus Accrued Original Issue Discount and accrued and unpaid interest, if any, to, but excluding, the Redemption Date; PROVIDED, HOWEVER, that (1) the closing price of the Company's ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the ADSs may then be listed or otherwise in the over-the-counter market, as applicable) has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day immediately before the date of mailing of the notice of redemption pursuant to Section 10.5 and (2) the Registration Statement is effective and available for use, and the Company expects that such Registration Statement shall remain effective and available for use for 30 days following

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                                                                         Page 87

the Redemption Date, unless registration is no longer required. Any redemption pursuant to this Section 10.10 shall be effected in accordance with the provisions of this Article 10 of this Indenture.

                                   ARTICLE 11

                            CONVERSION OF SECURITIES

SECTION 11.1.   CONVERSION PRIVILEGE AND CONVERSION RATE.

     Subject to and upon compliance with the provisions of this Article 11, at the option of the Holder thereof, any Security or any portion of the principal amount thereof (but not Accrued Original Issue Discount thereon) that is U.S.$1,000 or an integral multiple of U.S.$1,000 may be converted (calculated as to each conversion to the nearest 1/100th of a share) into fully paid and nonassessable Ordinary Shares (or, at the election of the Holder, into ADSs representing Ordinary Shares; provided that (i) the Security being converted has been transferred pursuant to an effective Registration Statement or an effective registration statement under the Securities Act and is not otherwise a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act and (ii) the Company's deposit agreement with respect to ADSs, or a successor deposit agreement, is in effect) at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence upon the original issuance of the Securities and expire at the close of business on November 12, 2006, unless the Security has been previously redeemed or repurchased, subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject, as aforesaid, to any Applicable Procedures with respect to any Global Security).

     The rate at which Ordinary Shares shall be delivered upon conversion (herein called the "CONVERSION RATE") shall be initially 266.6667 Ordinary Shares for each U.S.$1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article 11. In the event that the Holder elects to receive ADSs upon conversion, such Holder shall receive the whole number of ADSs (rounded down to the nearest ADS, in the event that a fractional ADS would otherwise be issuable) representing the number of Ordinary Shares that

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                                                                         Page 88

would be deliverable to such Holder if such Holder elected to receive Ordinary Shares upon conversion of Securities.

For purposes of the remainder of this Article 11, unless the context requires otherwise, the term "ORDINARY SHARES" means the Ordinary Shares or ADSs issuable upon conversion of Securities.

SECTION 11.2.   EXERCISE OF CONVERSION PRIVILEIZE.

     In order to exercise the conversion privilege, any Holder of a Security shall submit to the Company a duly signed and completed conversion notice substantially in the form attached hereto as EXHIBIT D stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted (and any Holder of any Definitive Security to be converted shall, in addition to submitting such conversion notice, surrender such Definitive Security, duly endorsed or assigned to the Company or in blank), at any office or agency of the Company maintained for that purpose pursuant to Section 9.2. Each Security so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof that has been called for redemption on a Redemption Date, or is to be repurchased on a Repurchase Date, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Liquidated Damages, if any, payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest and Liquidated Damages, if any, so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Interest and Liquidated Damages, if any, payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3.7, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Ordinary Shares issued upon conversion. The Company's delivery to the Holder of the number of

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                                                                         Page 89

Ordinary Shares (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible and any rights and warrants pursuant to Section 11.4(13) will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

     Securities shall be deemed to have been converted on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full Ordinary Shares issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.3.

     All Ordinary Shares delivered upon such conversion of Securities shall, to the extent required by Section 2.2 of this Indenture, bear restrictive legends substantially in the form of the legends required to be set forth on the Securities pursuant to Section 2.2 and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such Ordinary Shares; PROVIDED, HOWEVER, that the Trustee or any agent maintained for the purpose of such conversion shall have provided to the Company or to the Company's transfer agent for such Ordinary Shares, prior to or concurrently with a request to the Company to deliver such Ordinary Shares, written notice that the Securities delivered for conversion are Securities. ADSs shall be delivered under the circumstances set forth in Section 11.1 of this Agreement, without restrictive legends.

     In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new registered Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U,S.$1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof.

SECTION 11.3.   FRACTIONS OF SHARES.

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                                                                         Page 90

     No fractional Ordinary Shares shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Ordinary Shares that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the closing sales price of our Ordinary Shares on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the Ordinary Shares or ADSs may then be listed or otherwise in the over-the-counter market, as applicable) at the close of business on the day of conversion.

SECTION 11.4.   ADJUSTMENT OF CONVERSION RATE.

     The Conversion Rate shall be subject to adjustments from time to time as follows (provided that the Company shall not be required to make any adjustment to the Conversion Rate until the cumulative required adjustments amount to 1.0% or more of the Conversion Rate, and any adjustment that would otherwise be required to be made but for such 1.0% threshold shall be carried forward and taken into account in any subsequent adjustment):

          (1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective (subject to paragraph (12) of this Section 11.4) immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares. The Company will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.

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                                                                         Page 91

          (2) In case the Company shall issue rights, options or warrants to all holders of its Ordinary Shares entitling them to subscribe for or purchase Ordinary Shares at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 11.4) of the Ordinary Shares on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants (1) that by their terms will also be issued to any Holder upon conversion of a Security into Ordinary Shares without any action required by the Company or any other Person or (2) that are only exercisable upon the occurrence of specified triggering event and such triggering event has not occurred), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination plus the number of Ordinary Shares which the aggregate of the offering price of the total number of Ordinary Shares so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination plus the number of Ordinary Shares so offered for subscription or purchase, such increase to become effective (subject to paragraph (12) of this Section 11.4) immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares, The Company will not issue any rights, options or warrants in respect of Ordinary Shares held in the treasury of the Company.

          (3) In case outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding Ordinary Shares shall each be combined into a smaller number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares evidences of its indebtedness, shares of any class of capital stock, or

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                                                                         Page 92

     other property (including cash or assets or securities, but excluding
     (1) any rights, options or warrants referred to in paragraph (2) of this
     Section 11.4 and the distribution of rights to ail holders of Ordinary Shares pursuant to the adoption of a stockholders' rights plan or the detachment of such rights under the terms of such stockholders' rights plan, (2) any dividend or distribution paid in cash, except as set forth in paragraphs (5) and (6) of this Section 11.4, (3) any dividend or distribution referred to in paragraph (1) of this Section 11.4 and (4) any merger or consolidation to which Section 11.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 11.4) of the Ordinary Shares on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Ordinary Shares and the denominator shall be such current market price per share of the Ordinary Shares, such adjustment to become effective (subject to paragraph
     (12) of this Section 11.4) immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

     In addition, if the Company implements a rights plan ("RIGHTS PLAN"), the Company will provide under such Rights Plan that the Holders of the Securities will receive, in addition to the Ordinary Shares, the rights under the Rights Plan (whether or not the rights under the Rights Plan have separated from the Ordinary Shares at the time of conversion), subject to any limitations set forth in the Rights Plan.

          (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares cash (excluding cash portions of distribution referred to in Section 11.4(4) and any cash that is distributed upon a merger or consolidation to which Section 11.11 applies), the Conversion Price shall be reduced by the amount of such cash distribution per Ordinary Share, and the Conversion Rate shall be adjusted accordingly.

          (6) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Ordinary Shares shall be completed for an aggregate consideration consisting of cash and/or property having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as

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                                                                         Page 93

     determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Ordinary Shares concluded within the 365-day period preceding the completion of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Ordinary Shares made exclusively in cash within the 365-day period preceding the completion of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section 11.4 has been made exceeds 10% of the product of the current market price per share of the Ordinary Shares (determined as provided in paragraph (8) of this Section 11.4) as of the completion of such tender offer (the "COMPLETION DATE") times the number of Ordinary Shares outstanding (including any tendered shares) as of the Completion Date, then, and in each such case, immediately prior to the opening of business on the day after the date of the Completion Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the Completion Date by a fraction (A) the numerator of which shall be equal to (i) the product of (x) the current market price per share of the Ordinary Shares (determined as provided in paragraph (8) of this Section 11.4) on the Completion Date multiplied by
     (y) the number of Ordinary Shares outstanding (including any tendered shares) on the Completion Date less (ii) the combined tender and cash amount, and (B) the denominator of which shall be equal to the product of
     (x) the current market price per share of the Ordinary Shares (determined as provided in paragraph (8) of this Section 11.4) as of the Completion Date multiplied by (y) the number of Ordinary Shares outstanding (including any tendered shares) as of the Completion Date less the number of all shares validly tendered and not withdrawn as of the Completion Date (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES").

          (7) The reclassification of Ordinary Shares into securities including other than Ordinary Shares (other than any reclassification upon a consolidation or merger to which Section 11.11 applies) shall be deemed to involve (1) a distribution of such securities other than Ordinary Shares to all holders of Ordinary Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section 11.4), and (2) a subdivision or combination, as the case may be, of the number of Ordinary Shares outstanding immediately prior to such reclassification into the number of Ordinary Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such

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                                                                         Page 94

     subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 11.4).

          (8)   For the purpose of any computation under paragraphs (2), (4) or
     (6) of this Section 11.4, the current market price per share of Ordinary Shares on any date shall be calculated by the Company and be deemed to be the Volume Weighted Average Price for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, means the first date on which the Ordinary Shares trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

          (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5), (6) and (14) of this
     Section 11.4, as it considers to be advisable in order to avoid or diminish any income tax liability to any holders of Ordinary Shares resulting from any dividend or distribution of Ordinary Shares or issuance of rights or warrants to purchase or subscribe for Ordinary Shares or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; PROVIDED, HOWEVER, that such increase shall not be taken into account for purposes of determining whether the Volume Weighted Average Price of the Ordinary Shares exceeds the Conversion Price by 105% in connection with

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                                                                         Page 95

an event which would otherwise be a Change in Control. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders of Securities in the manner provided in
Section 1.6 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (11) Notwithstanding the foregoing provisions of this Section 11.4, no adjustment of the Conversion Rate shall be required to be made (1) upon the issuance of Ordinary Shares pursuant to any present or future plan for the reinvestment of dividends, (2) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto or (3) as a result of a rights plan or poison pill implemented by the Company.

          (12) In any case in which this Section 11.4 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (1) defer paying any cash payment pursuant to Section
     11.3 hereof or issuing to the Holder of such Security the number of Ordinary Shares issuable upon such conversion in excess of the number of Ordinary Shares issuable thereupon only on the basis of the Conversion Rate prior to adjustment, and (2) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 11.3 hereof and issue to such Holder the additional Ordinary Shares issuable on such conversion. Notwithstanding the foregoing, no adjustment of the Conversion Rate shall be made if the event giving rise to such adjustment does not occur.

          (13) In the event that the Company distributes rights or warrants (other than those referred to in paragraph (2) above) pro rata to holders of Ordinary Shares, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the Ordinary Shares issuable upon conversion of the Securities (the "CONVERSION SHARES"), a number of rights and warrants to be

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                                                                         Page 96

     determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "DISTRIBUTION DATE"), the same number of rights or warrants to which a holder of a number of Ordinary Shares equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of Ordinary Shares into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

          (14) In the event that an offer is made to all or some of the Company's shareholders (other than the offeror or parties acting in concert with it (as defined in Section 440A of the South African Companies Act, 1973, as amended)) to acquire the whole or part of the Company's issued share capital, or if any Person proposes a scheme or arrangement with regard to such acquisition and such offer or scheme, as the case may be, becomes or is declared to be unconditional, and the offeror acquires 50% or more of the voting rights of the Company's issued Ordinary Shares (including Ordinary Shares underlying the Company's issued ADSs).

SECTION 11.5.   NOTICE OF ADJUSTMENTS OF CONVERSION RATE.

     Whenever the Conversion Rate is adjusted as herein provided:

          (1) the Company shall compute the adjusted Conversion Rate in accordance with Section 11.4 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with the Conversion Agent; and

          (2) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with
     Section 1.6.

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                                                                         Page 97

     Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours. Unless and until a Responsible Officer of the Trustee and Conversion Agent receive written notice of an adjusted Conversion Rate, the Trustee and the Conversion Agent may rely without inquiry on the Conversion Rate most recently in effect.

SECTION 11.6.   NOTICE OF CERTAIN CORPORATE ACTION.

In case:

          (1) the Company shall declare a dividend (or any other distribution) on its Ordinary Shares payable (i) otherwise than exclusively in cash or
     (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 11.4; or

          (2) the Company shall authorize the granting to the holders of its Ordinary Shares of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (3) of any reclassification of the Ordinary Shares of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

          (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 9.2, and shall cause to be provided to all Holders in accordance with Section 1.6, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating
(1) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or
(2) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their

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                                                                         Page 98

Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(1) through (4) of this Section 11.6. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

     The Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 9.2, and shall cause to be provided to all Holders in accordance with Section 1.6, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Ordinary Shares at or about the time that such notice of tender offer is provided to the public generally.

SECTION 11.7.   COMPANY TO RESERVE ORDINARY SHARES AND ADSs.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Shares, for the purpose of effecting the conversion of Securities, the full number of Ordinary Shares then issuable upon the conversion of all Outstanding Securities. The Company shall at all times ensure that a sufficient number of ADSs have been registered under an effective registration statement of Form F-6 for issuance in connection with the conversion of Outstanding Securities.

SECTION 11.8.   TAXES AND ADS FEES ON CONVERSIONS.

     Except as provided in the next sentence, the Company will pay any and all transfer, stamp, documentary and other similar taxes and duties that may be payable in respect of the issue or delivery of Ordinary Shares on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid. If the Holder elects to receive ADSs upon conversion of Securities pursuant hereto, the Holder will pay any and all fees that may be payable to the depositary for the ADSs and otherwise in respect of the issue or delivery of ADSs on conversion of Securities.

SECTION 11.9.   COVENANT AS TO ORDINARY SHARES.

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                                                                         Page 99

     The Company agrees that all Ordinary Shares that may be delivered upon conversion of Securities, upon such delivery, will be newly issued shares and will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 11.8, the Company will pay all taxes, liens and charges with respect to the issue thereof,

SECTION 11.10.  CANCELLATION OF CONVERTED SECURITIES.

     All Securities delivered for conversion shall be delivered to the Trustee or its agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

SECTION 11.11.  PROVISION IN CASE OF CONSOLIDATION. MERGER OR SALE OF ASSETS.

     In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Ordinary Shares of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or that acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 11.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of Ordinary Shares of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Ordinary Shares of the Company (a) is not a Person with which the Company consolidated or merged with or into or that merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (b) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Ordinary Shares of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section 11.11 the kind and amount of

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                                                                        Page 100

securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11. The above provisions of this
Section 11.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases.
Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.6 promptly upon such execution.

     Neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers Certificate or an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 11.12.  RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

     The Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any other securities or property or cash, that may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any Ordinary Shares or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this
Article 11.

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                                                                        Page 101

                                   ARTICLE 12

           REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A
                                CHANGE IN CONTROL

SECTION 12.1.   RIGHT TO REQUIRE REPURCHASE.

     In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 12.2, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S. $1,000 or any greater integral multiple of U.S. $1,000, on the date (the "REPURCHASE DATE") that is fixed by the Company at a cash purchase price equal to 101% of the principal amount of the Securities to be repurchased, plus Accrued Original Issue Discount and interest accrued to the Repurchase Date (the "REPURCHASE PRICE"); PROVIDED, HOWEVER, that instalments of interest and Liquidated Damages, if any, on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7. The Repurchase Date will be determined by the Company in the following manner: (i) the Company will give notice of the Change in Control as contemplated in Section 12.3(1);
(ii) each Holder electing to exercise the repurchase right must deliver, on or before the 30th day (or such greater period as may be required by applicable law) after the date of the Company's notice provided in provision (i) above:
(A) irrevocable written notice to the trustee of such Holder's exercise of its repurchase right, and (B) the Securities with respect to which such repurchase right is being exercised; and (iii) the Company will make the repurchase on a date that is no later than 45 days after the Holder has delivered the notice provided in proviso (ii) above. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 4 unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 12.2, by delivery of Ordinary Shares or in a combination of cash and Ordinary Shares having a fair market value equal to the Repurchase Price. Whenever in this Indenture (including Sections 3.1, 5.1(1) and 5.8) there is a reference, in any context to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price that has become and remains payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of

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                                                                        Page 102

the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; PROVIDED, HOWEVER, that for the purposes of
Article 12 such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

     For purposes of this Section 12.1, the fair market value of Ordinary Shares or ADSs shall be determined by the Company and shall be equal to 90% of the Volume Weighted Average Price of the Ordinary Shares or ADSs for the 30 consecutive Trading Day period immediately preceding and including the third Trading Day prior to the Repurchase Date.

SECTION 12.2. CONDITIONS TO THE COMPANY'S ELECTION TO PAY THE REPURCHASE PRICE IN ORDINARY SHARES.

     The Company may elect to pay the Repurchase Price in whole or in part by delivery of Ordinary Shares pursuant to Section 12.1 if and only if the following conditions shall have been satisfied:

          (1) As to each Holder, the Repurchase Price shall be paid only in cash in the event any Ordinary Shares to be issued to such Holder upon repurchase of Securities hereunder (1) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Repurchase Date or (2) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date;

          (2) Payment of the Repurchase Price may not be made in Ordinary Shares or ADSs unless such stock is, or shall have been, approved for quotation on The Nasdaq SmallCap Market or listed or quoted on a national securities exchange or other quotation system, in either case, prior to the Repurchase Date; and

          (3) All Ordinary Shares that may be issued upon repurchase of Securities will be issued out of the Company's authorized but unissued Ordinary Shares will and, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive rights.

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                                                                        Page 103

     If all of the conditions set forth in this Section 12.2 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

SECTION 12.3.   NOTICES: METHOD OF EXERCISING REPURCHASE RIJZHT ETC.

          (1) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the 30th day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in
     Section 1.6, notice (the "COMPANY NOTICE") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

     Each notice of a repurchase right shall state:

          (i)    the Repurchase Date,

          (ii)   the date by which the repurchase right must be exercised,

          (iii) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of Ordinary Shares,

          (iv) a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest and Liquidated Damages, if any,

          (v) that on the Repurchase Date, the Repurchase Price, and accrued interest and Liquidated Damages, if any, will become due and payable upon each such Security designated by the Holder to be repurchased and that interest thereon shall cease to accrue on and after said date,

          (vi) the Conversion Rate than in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion,

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                                                                        Page 104

          (vii) the place or places that the Notice of Election of Holder to Require Repurchase attached hereto as EXHIBIT E, shall be delivered, and the form of such notice, and

          (viii) the CUSIP, CINS, ISIN and/or Common Code numbers of such Securities.
     No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

          (2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day (or such greater period as may be required by applicable law) after the date of the Company Notice
     (A) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in Ordinary Shares, the name or names (with addresses) in which the certificate or certificates for Ordinary Shares shall be issued, and
     (B) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

          (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or Ordinary Shares, as provided above, for payment to the Holder on the Repurchase Date or, if Ordinary Shares are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest and Liquidated Damages, if any, to the Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised; PROVIDED, HOWEVER, that instalments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

          (4) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof,

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                                                                        Page 105

     as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate then in effect per annum, and each Security shall remain convertible into Ordinary Shares until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

          (5) Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

          (6) Any issuance of Ordinary Shares in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for Ordinary Shares shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Ordinary Shares issued upon repurchase of any Security declared prior to the Repurchase Date.

          (7) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in Ordinary Shares, the number of full shares that shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Ordinary Shares that would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction and rounding the result to the nearest

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                                                                        Page 106

     cent. For purposes of this Section 12.3, the current market price of a share of Ordinary Shares is the average of the high and low sales price per Share of the Ordinary Shares on the Trading Day immediately preceding the Repurchase Date.

          (8) Any issuance and delivery of certificates for Ordinary Shares on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or duty that may be payable in respect of
     (1) income of the Holder or (2) any transfer involved in the issuance or delivery of certificates for Ordinary Shares in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

          (9) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

          (10) Any repurchase of Securities pursuant to this Article 12 will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal state and securities laws. If any of the provisions of this Article 12 are inconsistent with applicable laws and regulations, such laws and regulations shall govern, and the Company's compliance with such laws and regulations shall not be deemed to cause a breach of the Company's obligations under this Indenture.

                                   ARTICLE 13

                        PAYMENT OF ADDITIONAL AMOUNTS OR
                    REDEMPTION OF SECURITIES IN THE EVENT OF
                           IMPOSITION OF CERTAIN TAXES

SECTION 13.1.   PAYMENT OF ADDITIONAL AMOUNTS.

     In the event that the Company is required to make any withholding or deduction for or on account of any taxes imposed by the Republic of South Africa (or any political subdivision or taxing

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                                                                        Page 107

authority thereof or therein) from any payment made under or with respect to the Securities, the Company shall (a) pay such additional amounts of interest ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each Holder (including Additional Amounts) will not be less than the amount the Holder would have received had such taxes not been withheld or deducted, and
(b) provide to each Holder certified copies of tax receipts evidencing the payment by the Company of the applicable South African taxes within 30 days after the date of such payment; PROVIDE, HOWEVER, that no Additional Amount will be payable with respect to a payment made to a non-resident Holder if the tax so imposed is:

          (i) any tax, duty, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection, other than the holding of Securities or the receipt of amounts payable in respect of Securities, between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, the Holder, if the Holder is an estate, nominee, trust, partnership or corporation) and South Africa or any common monetary area for South Africa purposes, in other words, Lesotho, Namibia, Botswana and Swaziland, including, without limitation, the Holder (or the fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of Securities (where presentation is required) for payment on a date more than 30 days after the date on which the payment in respect of such Securities first became due and payable or provided for, whichever occurs later, except to the extent that the Holder would have been entitled to such Additional Amounts had the Securities been presented for payment on the last day of that period of 30 days;

          (ii) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or beneficial owner of the Securities with a request by the Company addressed to the Holder or beneficial owner (a) to provide information, concerning the nationality, residence or identity of the Holder or beneficial owner or
     (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, regulation or administrative practice of the taxing jurisdictions as a precondition to exemption form all or part of such tax, duty, assessment or other governmental charge;

          (iii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

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                                                                        Page 108

          (iv) any tax, duty, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payment of principal of or interest on the Securities;

          (v) any tax, assessment, duty or other governmental charge imposed on a Holder that is not the beneficial owner of Securities to the extent that the beneficial owner would not have been entitled to the payment of any Additional Amounts had the beneficial owner directly held the Securities; or

          (vi)  any combination of items (i), (ii), (iii), (iv) and (v) above.

SECTION 13.2.   PROVISIONAL REDEMPTION UPON IMPOSITION OF CERTAIN TAXES.

     In the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable to the Holders under this Indenture or with respect to the Securities, any Additional Amounts as a result of any change in, or amendment to, the laws (or any regulations promulgated thereunder) of the Republic of South Africa (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after November 4, 2002, the Company may, at its option, redeem the Securities, in whole but not in part, for cash in U.S. Dollars at any time upon notice to the Holders in accordance with Section 10.5 at a Redemption Price equal to 100% of the principal amount of Securities, plus Accrued Original Issue Discount and accrued and unpaid interest, if any, to, but excluding, the Redemption Date; PROVIDED, HOWEVER, that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it (not including substitution of the obligor under the Securities). Any redemption pursuant to this Section 13.2 shall be effected in accordance with the provisions of Article 10 of this Indenture.

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                                                                        Page 109

                                   ARTICLE 14

                            HOLDERS LISTS AND REPORTS
                      BY TRUSTEE AND COMPANY; NON-RECOURSE

SECTION 14.1.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

The Company will furnish or cause to be furnished to the Trustee:

(a) semiannually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date; and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 14.2.   PRESERVATION OF INFORMATION.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 14.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 14.1 upon receipt of a new list so furnished.

(b) After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 14.3.   NO RECOURSE AGAINST OTHERS.

     An incorporates or any past, present or future director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 14.4.   REPORTS BY TRUSTEE.

     (a) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

     (b) After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission, with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 14.5.   REPORTS BY THE COMPANY

     After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                   ARTICLE 15

                      MEETINGS OF HOLDERS OF THE SECURITIES

SECTION 15.1.   PURPOSES OF MEETINGS.

     A meeting of the Holders, in each case with respect to Securities held by such Holders, may be called at any time from time to time pursuant to this
Article 15 for any of the following purposes:

     (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 5 hereof;

     (b)  to remove the Trustee and appoint a successor trustee pursuant to
Article 6 hereof;

or

     (c) to consent to the execution of an indenture supplemental hereto pursuant to Section 8.2 hereof.

SECTION 15.2.   PLACE OF MEETINGS-

     Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Company or the Holders calling the meeting, shall from time to time determine.

SECTION 15.3.   CALL AND NOTICE OF MEETINGS.

     (a) The Trustee may at any time (upon not less than 21 days' notice) call a meeting of Holders to be held at such time and at such place in the location determined by the Trustee pursuant to Section 15.2 hereof. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Holder and published in the manner contemplated by Section 1.6 hereof.

     (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least one-tenth in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of the amount above specified may determine the time (not less than 21 days after notice is given) and the place in the location determined by the Company or the Holders pursuant to Section
15.2 hereof for such meeting and may call such meeting to take any action authorized in Section 15.1 hereof by giving notice thereof as provided in
Section 15.3(a) hereof.

SECTION 15.4.   VOTING AT MEETINGS.

     To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons so entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

SECTION 15.5.   VOTING RIGHTS, CONDUCT AND ADJOURNMENT.

     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Article 3 hereof and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a security such as a global security. A proxy need not be a Holder.

     (b) At any meeting of Holders, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient under the appropriate provision of this

Indenture to take action upon the business for the transaction of which such meeting was called, and in any event constituting not less than one-third of the aggregate principal amount of the Securities then outstanding, shall constitute a quorum. Any meetings of Holders duly called pursuant to Section 15.3 hereof may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Securities represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Securities in the aggregate principal amount required by the provision of this Indenture pursuant to which such action is being taken,

     (c) At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of outstanding Securities held or represented.

     (d) In determining whether the Holders of the requisite principal amount of the Securities have given or taken any direction, notice, consent, waiver or other action under this Indenture as of any date, only the principal amount (determined as above) of Securities that are to be deemed Outstanding under this Indenture can be considered.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                           DURBAN ROODEPOORT DEEP, LIMITED,
                                           Issuer


                                           By /s/ Ian Murray
                                             -----------------------------------
                                           Name: Ian Murray
                                           Title: Finance Director


                                           THE BANK OF NEW YORK, Trustee


                                           By /s/ Alison Mitchell
                                             -----------------------------------
                                           Name: Alison Mitchell
                                           Title: Assistant Treasurer

[LAST SIGNED NOVEMBER 2002]

                                                                     EXHIBIT A-1

                        FORM OF RULE 144A GLOBAL SECURITY

This Security is a Global Security within the meaning of the Indenture hereinafter referred to. The registered holder hereof may be treated by the issuer, the trustee and any agent thereof as owner and holder of this security for all purposes. Transfers of this Global Security shall be limited to transfers in whole, but not in part, to a successor book-entry depositary, and transfers of portions of this Global Security shall be limited to transfers made in accordance with the restrictions set forth in Section 3.5 of the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Durban Roodepoort Deep, Limited or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The securities evidenced hereby, the ordinary shares issuable upon conversion of the securities evidenced hereby, and the ordinary shares which will be represented by ADSs issuable upon conversion of the securities evidenced hereby, have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and accordingly may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth in the following sentence. By its acquisition hereof, the holder (1) represents that (a) it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (a "QIB") or (b) it is not a U.S. person and is acquiring this security in an offshore transaction in compliance with Regulation S under the Securities Act, (2) agrees that it will not, offer, sell, pledge or otherwise transfer this security except (a) to Durban Roodepoort Deep, Limited or any subsidiary thereof, (b) outside the United States to a non-U.S. person (except a South African resident) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, (c) in accordance with Rule 144A to a person whom the seller and any person acting on behalf of the seller reasonably believe is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A and to whom notice is given that such offer, sale or transfer is being made in reliance on Rule 144A,
(d) pursuant to a registration statement which has been declared effective under the Securities Act or (e) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), in each of the cases (a) through (e) in accordance with any applicable securities laws of any state of the United States, and (3) agrees that it will deliver to each person to whom this security or an interest herein is transferred a notice substantially to the effect of this legend. As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the meanings given to them by Regulation S under the Securities Act. The indenture contains a provision requiring the trustee to refuse to register (as applicable) any transfer of this security in violation of the foregoing restrictions.

                         DURBAN ROODEPOORT DEEP, LIMITED

                       6% SENIOR CONVERTIBLE NOTE DUE 2006

No. [ ]                                                   U.S.$[           ]

CUSIP No. 266597 AA 1

Durban Roodepoort Deep, Limited, a corporation incorporated under the laws of the Republic of South Africa (herein called the "COMPANY", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns 102.5% of the principal sum of [ ] United States Dollars (U.S.$ [ ]) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S.$66 million in the aggregate at any time) by adjustments endorsed by the Trustee as defined below) on or before the fifth Business Day after November 12, 2006 and to pay interest on such principal amount, from November 12, 2002, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on May 12 and November 12 in each year (each, an "INTEREST PAYMENT DATE"), commencing May 12, 2003, at the rate of 6% per annum, until the principal hereof is due, and at the rate of 6.557% on any unpaid principal amount after November 12, 2006 until paid, and, to the extent permitted by law, on any unpaid interest amount after November 12, 2006 until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day of May or the 15th day of November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Definitive Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Original Issue Discount will accrue from the date of issuance of this Security through November 12, 2006, or such earlier date upon which this Security is redeemed, repurchased or converted. Payments of principal and Original Issue Discount shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by wire transfer of same-day funds to a Dollar account maintained by the payee with a bank (except with respect to any portion of such principal and Original Issue Discount which the Company elects to repay in Ordinary Shares or ADSs, as provided herein and in the Indenture).

Payment of interest on this Security will be made by wire transfer of same-day funds to a Dollar account maintained by the payee with a bank.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

All terms used in this Security which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

                                               DURBAN ROODEPOORT DEEP, LIMITED

                                          By:
                                               -------------------------------
                                               Name:
                                               Title:

Attest:

-------------------------
Name:
Title:

Dated:

This is one of the Securities referred to in the within-mentioned Indenture, and is entitled to the benefits of the Indenture.

                                               THE BANK OF NEW YORK, AS Trustee

                                          By:
                                               -------------------------------
                                               Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company designated as its "6% Senior Convertible Notes due 2006" (herein called the "SECURITIES"), limited in aggregate principal amount to U.S.$66 million, issued and to be issued under an Indenture, dated as of November 12, 2002 (herein called the "INDENTURE"), between the Company and The Bank of New York, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities will be senior, unsecured obligations of the Company and will rank PARI PASSU to all present and future indebtedness of the Company.

No sinking fund is provided for the Securities.

In the event of a redemption of the Securities, the Company will not be required
(a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption; or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

Notice to the Holders will be given not less than 30 nor more than 60 days prior to the applicable Redemption Date as provided in the Indenture.

In any case where the due date for the payment of the principal of, accrued Original Issue Discount on or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, accrued Original Issue Discount or interest, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period from and after such due date.

The Securities are subject to redemption at the option of the Company at any time on or after November 12, 2005, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, at a redemption price equal to 100% of the principal amount of the Securities redeemed, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company may only exercise this option during this period if (1) the closing price of the Company's ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the ADSs may then be listed or otherwise in the over-the-counter market, as applicable) has exceeded 150% of the conversion price of the Securities then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day immediately before the date of mailing of the notice of redemption and (2) the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Securities is effective and available for use, and the Company expects that such registration statement shall remain effective and available for use for 30 days following the Redemption Date, unless registration is no longer required.

In the event that the Company is required to make any withholding or deduction for or on account of any taxes imposed by the Republic of South Africa (or any political subdivision or taxing authority thereof or therein) from any payment made under or with respect to the Securities, the Company shall pay such additional amounts of interest as may be necessary so that the net amount received by each Holder (including such additional amounts of interest) will not be less than the amount the Holder would have received had such taxes not been withheld or deducted; PROVIDED, HOWEVER, that no such additional amounts will be payable with respect to a payment made to a non-resident Holder if any of the conditions described in
Section 13.1 of the Indenture are met.

The Securities are subject to redemption at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, in cash in U.S. Dollars at a redemption price equal to 100% of the principal amount of the Securities, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable to the Holders under the Indenture or with respect to the Securities, any additional amounts of interest as a result of any change in, or amendment to, the laws (or any regulations promulgated thereunder) of the Republic of South Africa (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after November 4, 2002; PROVIDED, HOWEVER, that the Company determines, in its business judgment, that the obligation to pay such additional amounts of interest cannot be avoided by the use of reasonable measures available to it (not including substitution of the obligor under the Securities). Any such redemption shall be effected in accordance with the provisions of Article 10 of the Indenture.

Subject to and upon compliance with the provisions of Article 11 of the Indenture, at the option of the Holder thereof, any Security or any portion of the principal amount thereof (but not accrued Original Issue Discount thereon) that is U.S.$1,000 or an integral multiple of U.S.$1,000 may be converted into fully paid and nonassessable Ordinary Shares, or, at the election of the Holder, ADSs representing a like number of Ordinary Shares, at the initial conversion rate of 266.6667 Ordinary Shares per U.S.$1,000 principal amount of Securities (subject to adjustment pursuant to Section 11.4 of the Indenture), which is equivalent to an initial conversion price of approximately $3.75 per Ordinary Share. Such conversion right shall commence upon the original issuance of the Securities and expire at the close of business on November 12, 2006, subject, in the case of conversion of beneficial interests in any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises its right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security).

A Holder of Securities shall not be entitled to any rights of a holder of Ordinary Shares or ADSs until such holder has converted such Security into Ordinary Shares or ADSs, and only to the extent that such Securities are deemed to have been converted into Ordinary Shares or ADSs under Article 11 of the Indenture.

In order to exercise the conversion privilege, the Holder of a beneficial interest in a Global Security to be converted shall deliver to the Company, at any office or agency of the Company maintained for that purpose pursuant to
Section 9.2 of the Indenture, a duly signed and completed conversion notice substantially in the form set forth in EXHIBIT D of the Indenture stating that the Holder elects to convert such beneficial interest in the Global Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, whereupon the Company shall, as promptly as practicable but in any event within 14 days of its receipt of such duly signed and completed conversion notice, cause such conversion to occur in accordance with the customary procedures of the Book-Entry Depositary. Each beneficial interest in a Global Security so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof that has been called for redemption on a Redemption Date, or is to be repurchased on a Repurchase Date, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment
Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Liquidated Damages, if any, payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest and Liquidated Damages, if any, so payable on such Interest Payment Date, with respect to any Security (or portion thereof, If applicable) that is surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Interest and Liquidated Damages, if any, payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3,7 of the Indenture, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Ordinary Shares issued upon conversion. The Company's delivery to the Holder of the number of Ordinary Shares (and cash in lieu of fractions thereof, as provided in the Indenture) into which a Security is convertible and any rights and warrants pursuant to
Section 11.4(13) of the Indenture will be deemed to satisfy the Company's obligation to pay the principal amount of the Security,

Securities shall be deemed to have been converted on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.

In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new registered Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S.$1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof.

In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 12.2 of the Indenture, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,QQO, on the Repurchase Date at the Repurchase Price (which, as provided in the Indenture, shall equal to 101% of the principal amount of the Securities called for redemption, plus accrued Original Issue Discount, plus accrued interest through the Repurchase Date); PROVIDED, HOWEVER, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to the terms hereof and the provisions of Section 3.7 of the Indenture. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 4 of the Indenture, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfilment by the Company of the conditions set forth in Section 12.2 of the Indenture, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to the Repurchase Price.

At the option of the Company and upon notice to the Holders given not less than 40 trading days nor more than 60 trading days prior to the Maturity Date as provided in the Indenture, on or before the fifth Business Day immediately following the Maturity Date, the amount of 102.5% of the principal of the Securities (but not any interest accrued to the Maturity Date) due on the Maturity Date may, subject to the fulfilment by the Company of the conditions set forth in Section 3.12 of the Indenture, be paid, in whole or in part, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to such amount due on the Maturity Date. The delivery of such Ordinary Shares or ADSs shall occur on or before the fifth Business Day following the Maturity Date.

For purposes of the preceding two paragraphs, the fair market value of Ordinary Shares or ADSs shall be determined by the Company and shall be equal to 90% of the Volume Weighted Average Price of the Ordinary Shares or ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the Ordinary Shares or ADSs may then be listed or otherwise in the over-the-counter market, as applicable) for each of the 30 consecutive trading days immediately preceding and including the third trading day prior to the Repurchase Date or date of repayment of 102.5% of the principal of the Securities.

In the event of a redemption, repurchase, cancellation or conversion of this Security in part only, the principal amount of Securities evidenced by this Security shall be reduced by the principal amount so redeemed, repurchased, cancelled or converted. Thereafter, the Securities represented by this Security shall be the principal amount of Securities most recently entered by or on behalf of the Company in the relevant column in SCHEDULE A attached hereto.

This Security may not be exchanged for Definitive Securities unless: (i) DTC notifies the Trustee that it is unwilling or unable to continue to hold such Global Securities, or if at any time DTC is unable to or ceases to be a clearing agency registered under the Exchange Act and a successor to DTC registered under the Exchange Act is not appointed by the Trustee at the written request of the Company within 120 days; (ii) an Event of Default under the Securities occurs, upon the receipt of the holder of a beneficial interest in the relevant Securities; or (iii) at any time the Company at its option and in its sole discretion determines that this Security should be exchanged (in whole but not in part) for Definitive Securities.

Transfers of this Security shall be limited to transfers in whole, but not in part.

If a holder of an interest in this Security wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security, such holder may transfer such interest in accordance with the rules and operating procedures of DTC, Euroclear and Clearstream. Upon (a) notification to the Trustee by the custodian of this Security for DTC and the common depositary for Euroclear and Clearstream and (b) receipt by the Trustee of a certificate in the form of EXHIBIT F to the Indenture given by the holder of such interest, the transfer of interest from this Security to the Regulation S Global Security shall be effected by a reduction in the aggregate principal amount of Securities represented by this Security and the corresponding reduction or increase in the aggregate principal amount of Securities represented by the Regulation S Global Security.

If an Event of Default (other than that specified in Section 5.1(6) or 5.1(7) of the Indenture) shall occur and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or 5.1(7) of the Indenture occurs, the principal of, and accrued interest on, all of the Securities shall ipso facto become immediately due and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, accrued Original Issue Discount or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Original Issue Discount on and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

The Holder of this Security (including any person that has a beneficial interest in this Global Security) and the Ordinary Shares and ADSs issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of November 12, 2002, executed by the Company. Pursuant to the Registration Rights Agreement, Liquidated Damages may be payable to the Holders under the circumstances set forth therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of. Original Issue Discount on or interest (including Additional Amounts, if any) on, or in respect of, this Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the Registration Rights Agreement to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of this Security pursuant to the Registration Rights Agreement, and an express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made. Liquidated Damages, if any, shall be paid on a Damages Payment Date, as defined in the Registration Rights Agreement. If the Holder of this Security (including any person that has a beneficial interest in this Global Security) elects to sell this Security pursuant to the Registration Statement then, by its acceptance hereof, such Holder agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities, as defined in the Registration Rights Agreement, which are the subject of such election. Upon the effectiveness of a registration statement or the Registration Statement and the sale or other transfer of a beneficial interest in this Security in connection therewith, the Company shall issue and upon receipt of an authentication order in accordance with the Indenture, the Trustee or its agent shall authenticate one or more Unrestricted Global Securities in an initial aggregate principal amount equal to the principal amount of the beneficial interest so transferred.

Any beneficial interest in this Security that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in this Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures or conditions applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

Interest payable in respect of any period which is not a full interest period will be calculated on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

An incorporator or any past, present or future director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, each Holder shall waive and release all such liability. Such waiver and release is part of the consideration for the issue of this Security.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the conflicts of laws principles thereof.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be U.S.$. The following decreases/increases in the principal amount of this Security have been made:

                                               Increase             Total Principal Amount
Date of Decrease/       Decrease in            in Principal         Following such            Notation made by or
Increase                Principal Amount       Amount               Decrease/Increase         on behalf of Trustee
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-2

                      FORM OF REGULATION S GLOBAL SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. THE REGISTERED HOLDER HEREOF MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO A SUCCESSOR BOOK-ENTRY DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.5 OF THE INDENTURE.

THE SECURITIES EVIDENCED HEREBY, THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE SECURITIES EVIDENCED HEREBY, AND THE ORDINARY SHARES WHICH WILL BE REPRESENTED BY ADSS ISSUABLE UPON CONVERSION OF THE SECURITIES EVIDENCED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (a) IT IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") OR (b) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (a) TO DURBAN ROODEPOORT DEEP, LIMITED OR ANY SUBSIDIARY THEREOF, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (EXCEPT A SOUTH AFRICAN RESIDENT) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (c) IN ACCORDANCE WITH RULE 144A TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON BEHALF OF THE SELLER REASONABLY BELIEVE IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
(d) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (e) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF THE CASES (a) THROUGH (e) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER (AS APPLICABLE) ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                         DURBAN ROODEPOORT DEEP, LIMITED

                       6% SENIOR CONVERTIBLE NOTE DUE 2006

No. [ ]                                                     U.S.$[         ]
ISIN No. XS0157544866
Common Code No. 015754486

Durban Roodepoort Deep. Limited, a corporation incorporated under the laws of the Republic of South Africa (herein called the "COMPANY", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited or registered assigns 102.5% of the principal sum of [ ] United States Dollars (U.S.$ [ ]) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S.$66 million in the aggregate at any time) by adjustments endorsed by the Trustee as defined below on or before the fifth Business Day after November 12, 2006 and to pay interest on such principal amount, from November 12, 2002, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on May 12 and November 12 in each year (each, an "INTEREST PAYMENT DATE"), commencing May 12, 2003, at the rate of 6% per annum, until the principal hereof is due, and at the rate of 6.557% on any unpaid principal amount after November 12, 2006 until paid, and, to the extent permitted by law, on any unpaid interest amount after November 12, 2006 until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day of May or the 1st day of November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Definitive Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Original Issue Discount will accrue from the date of issuance of this Security through November 12, 2006, or such earlier date upon which this Security is redeemed, repurchased or converted. Payments of principal and Original Issue Discount shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by wire transfer of same-day funds to a Dollar account maintained by the payee with a bank (except with respect to any portion of such principal and Original Issue Discount which the Company elects to repay in Ordinary Shares or ADSs, as provided herein and in the Indenture). Payment of interest on this Security will be made by wire transfer of same-day funds to a Dollar account maintained by the payee with a bank.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

All terms used in this Security which are not otherwise defined herein shall have the meanings assigned to them in the Indenture,

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

                                            DURBAN ROODEPOORT DEEP, LIMITED

                                            By:
                                                 -----------------------------
                                                 Name:
                                                 Title:

Attest:

---------------------
Name:
Title:

Dated:

This is one of the Securities referred to in the within-mentioned Indenture, and is entitled to the benefits of the Indenture.

                                            THE BANK OF NEW YORK, as Trustee

                                            By:
                                                 ------------------------------
                                                 Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company designated as its "6% Senior Convertible Notes due 2006" (herein called the "SECURITIES"), limited in aggregate principal amount to U.S.$66 million, issued and to be issued under an Indenture, dated as of November 12, 2002 (herein called the "INDENTURE"), between the Company and The Bank of New York, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities will be senior, unsecured obligations of the Company and will rank PARI PASSU to all present and future indebtedness of the Company.

No sinking fund is provided for the Securities.

In the event of a redemption of the Securities, the Company will not be required
(a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption; or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

Notice to the Holders will be given not less than 30 nor more than 60 days prior to the applicable Redemption Date as provided in the Indenture.

In any case where the due date for the payment of the principal of, accrued Original Issue Discount on or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, accrued Original Issue Discount or interest, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period from and after such due date.

The Securities are subject to redemption at the option of the Company at any time on or after November 12, 2005, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, at a redemption price equal to 100% of the principal amount of the Securities redeemed, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company may only exercise this option during this period if (1) the closing price of the Company's ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the ADSs may then be listed or otherwise in the over-the-counter market, as applicable) has exceeded 150% of the conversion price of the Securities then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day immediately before the date of mailing of the notice of redemption and (2) the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Securities is effective and available for use, and the Company expects that such registration statement shall remain effective and available for use for 30 days following the Redemption Date, unless registration is no longer required.

In the event that the Company is required to make any withholding or deduction for or on account of any taxes imposed by the Republic of South Africa (or any political subdivision or taxing authority thereof or therein) from any payment made under or with respect to the Securities, the Company shall pay such additional amounts of interest as may be necessary so that the net amount received by each Holder (including such additional amounts of interest) will not be less than the amount the Holder would have received had such taxes not been withheld or deducted; PROVIDED, HOWEVER, that no such additional amounts will be payable with respect to a payment made to a non-resident Holder if any of the conditions described in
Section 13.1 of the Indenture are met.

The Securities are subject to redemption at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, in cash in U.S. Dollars at a redemption price equal to 100% of the principal amount of the Securities, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable to the Holders under the Indenture or with respect to the Securities, any additional amounts of interest as a result of any change in, or amendment to, the laws (or any regulations promulgated thereunder) of the Republic of South Africa (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after November 4, 2002; PROVIDED, HOWEVER, that the Company determines, in its business judgment, that the obligation to pay such additional amounts of interest cannot be avoided by the use of reasonable measures available to it (not including substitution of the obligor under the Securities). Any such redemption shall be effected in accordance with the provisions of Article 10 of the Indenture.

Subject to and upon compliance with the provisions of Article 11 of the Indenture, at the option of the Holder thereof, any Security or any portion of the principal amount thereof (but not accrued Original Issue Discount thereon) that is U,S.$1,000 or an integral multiple of U.S.$1,000 may be converted into fully paid and nonassessable Ordinary Shares, or, at the election of the Holder, ADSs representing a like number of Ordinary Shares, at the initial conversion rate of 266.6667 Ordinary Shares per U.S.$1,000 principal amount of Securities (subject to adjustment pursuant to Section 11.4 of the Indenture), which is equivalent to an initial conversion price of approximately $3.75 per Ordinary Share. Such conversion right shall commence upon the original issuance of the Securities and expire at the close of business on November 12, 2006, subject, in the case of conversion of beneficial interests in any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises its right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security).

A Holder of Securities shall not be entitled to any rights of a holder of Ordinary Shares or ADSs until such holder has converted such Security into Ordinary Shares or ADSs, and only to the extent that such Securities are deemed to have been converted into Ordinary Shares or ADSs under Article 11 of the Indenture.

In order to exercise the conversion privilege, the Holder of a beneficial interest in a Global Security to be converted shall deliver to the Company, at any office or agency of the Company maintained for that purpose pursuant to
Section 9.2 of the Indenture, a duly signed and completed conversion notice substantially in the form set forth in EXHIBIT D of the Indenture stating that the Holder elects to convert such beneficial interest in the Global Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, whereupon the Company shall, as promptly as practicable but in any event within 14 days of its receipt of such duly signed and completed conversion notice, cause such conversion to occur in accordance with the customary procedures of the Book-Entry Depositary. Each beneficial interest in a Global Security so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof that has been called for redemption on a Redemption Date, or is to be repurchased on a Repurchase Date, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment
Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Liquidated Damages, if any, payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest and Liquidated Damages, if any, so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Interest and Liquidated Damages, if any, payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3.7 of the Indenture, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Ordinary Shares issued upon conversion. The Company's delivery to the Holder of the number of Ordinary Shares (and cash in lieu of fractions thereof, as provided in the Indenture) into which a Security is convertible and any rights and warrants pursuant to
Section 11.4(13) of the Indenture will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

Securities shall be deemed to have been converted on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.

In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new registered Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S.$1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof.

In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 12.2 of the Indenture, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on the Repurchase Date at the Repurchase Price (which, as provided in the Indenture, shall equal to 101% of the principal amount of the Securities called for redemption, plus accrued Original Issue Discount, plus accrued interest through the Repurchase Date); PROVIDED, HOWEVER, that instalments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to the terms hereof and the provisions of Section 3.7 of the Indenture. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 4 of the Indenture, unless a Change in Control shall have occurred prior to such discharge.

At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfilment by the Company of the conditions set forth in Section
12.2 of the Indenture, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to the Repurchase Price.

At the option of the Company and upon notice to the Holders given not less than 40 trading days nor more than 60 trading days prior to the Maturity Date as provided in the Indenture, on or before the fifth Business Day immediately following the Maturity Date, the amount of 102.5% of the principal of the Securities (but not any interest accrued to the Maturity Date) due on the Maturity Date may, subject to the fulfilment by the Company of the conditions set forth in Section 3.12 of the Indenture, be paid, in whole or in part, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to such amount due on the Maturity Date. The delivery of such Ordinary Shares or ADSs shall occur on or before the fifth Business Day following the Maturity Date.

For purposes of the preceding two paragraphs, the fair market value of Ordinary Shares or ADSs shall be determined by the Company and shall be equal to 90% of the Volume Weighted Average Price of the Ordinary Shares or ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the Ordinary Shares or ADSs may then be listed or otherwise in the over-the-counter market, as applicable) for each of the 30 consecutive trading days immediately preceding and including the third trading day prior to the Repurchase Date or date of repayment of 102.5% of the principal of the Securities.

In the event of a redemption, repurchase, cancellation or conversion of this Security in part only, the principal amount of Securities evidenced by this Security shall be reduced by the principal amount so redeemed, repurchased, cancelled or converted. Thereafter, the Securities represented by this Security shall be the principal amount of Securities most recently entered by or on behalf of the Company in the relevant column in SCHEDULE A attached hereto.

This Security may not be exchanged for Definitive Securities unless: (i) either Clearstream or Euroclear is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business and does in fact do so and no alternative clearing system satisfactory to the Company is available; (ii) an Event of Default under the Securities occurs, upon the request of the holder of a beneficial interest in the relevant Securities; or (iii) at any time the Company at its option and in its sole discretion determines that this Security should be exchanged (in whole but not in part) for Definitive Securities.

Transfers of this Security shall be limited to transfers in whole, but not in part.

If a holder of an interest in this Security wishes, at any time prior to and including the fortieth day after the Closing Date, to transfer such interest to another person, such holder may transfer such interest in accordance with the rules and operating procedures of DTC, Euroclear and Clearstream. Upon (a) notification to the Trustee by the custodian of this Security for DTC and the common depositary for Euroclear and Clearstream and (b) the delivery of a certificate from the holder of such interest to the Company and the Trustee that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Trustee in writing that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a qualified institutional buyer within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A, or has determined not to request such information, and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, the transfer of interest from this Security to the Rule 144A Global Security shall be effected by a reduction in the aggregate principal amount of Securities represented by this Security and the corresponding reduction or increase in the aggregate principal amount of Securities represented by the Rule 144A Global Security. After the fortieth day after the Closing Date, such certification is not required in order to transfer an interest in this Security,

If an Event of Default (other than that specified in Section 5.1(6) or 5.1(7) of the Indenture) shall occur and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or 5.1(7) of the Indenture occurs, the principal of, and accrued interest on, all of the Securities shall ipso facto become immediately due and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, accrued Original Issue Discount or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Original Issue Discount on and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

The Holder of this Security (including any person that has a beneficial interest in this Global Security) and the Ordinary Shares and ADSs issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of November 12, 2002, executed by the Company. Pursuant to the Registration Rights Agreement, Liquidated Damages may be payable to the Holders under the circumstances set forth therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of. Original Issue Discount on or interest (including Additional Amounts, if any) on, or in respect of, this Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the Registration Rights Agreement to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of this Security pursuant to the Registration Rights Agreement, and an express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made. Liquidated Damages, if any, shall be paid on a

Damages Payment Date, as defined in the Registration Rights Agreement. If the Holder of this Security (including any person that has a beneficial interest in this Global Security) elects to sell this Security pursuant to the Registration Statement then, by its acceptance hereof, such Holder agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities, as defined in the Registration Rights Agreement, which are the subject of such election. Upon the effectiveness of a registration statement or the Registration Statement and the sale or other transfer of a beneficial interest in this Security in connection therewith, the Company shall issue and upon receipt of an authentication order in accordance with the Indenture, the Trustee or its agent shall authenticate one or more Unrestricted Global Securities in an initial aggregate principal amount equal to the principal amount of the beneficial interest so transferred.

Any beneficial interest in this Security that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in this Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures or conditions applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

Interest payable in respect of any period which is not a full interest period will be calculated on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

An incorporator or any past, present or future director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, each Holder shall waive and release all such liability. Such waiver and release is part of the consideration for the issue of this Security.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the conflicts of laws principles thereof.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be U.S.$. The following decreases/increases in the principal amount of this Security have been made:

                                                                     Total Principal Amount
Date of Decrease/      Decrease in            Increase in            Following such            Notation made by or
Increase               Principal Amount       Principal Amount       Decrease/Increase         on behalf of Trustee
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-3

                      FORM OF UNRESTRICTED GLOBAL SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. THE REGISTERED HOLDER HEREOF MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO A SUCCESSOR BOOK-ENTRY DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.5 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO DURBAN ROODEPOORT DEEP, LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         DURBAN ROODEPOORT DEEP, LIMITED

                       6% SENIOR CONVERTIBLE NOTE DUE 2006

No. [   ]

                                                                 U.S.$[        ]

CUSIP No. 266597 AB 9

     Durban Roodepoort Deep, Limited, a corporation incorporated under the laws of the Republic of South Africa (herein called the "COMPANY", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered
assigns 102.5% of the principal sum of [   ] United States Dollars (U.S.$ [   ])
(which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S.$66 million in the aggregate at any time) by adjustments endorsed by the Trustee as defined below) on or before the fifth Business Day after November 12, 2006 and to pay interest thereon, from November 12, 2002, or from the most recent Interest Payment Date

(as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on May 12 and November 12 in each year (each, an "INTEREST PAYMENT DATE"), commencing May 12, 2003, at the rate of 6% per annum, until the principal hereof is due, and at the rate of 6,557% on any unpaid principal amount after November 12, 2006 until paid, and, to the extent permitted by law, on any unpaid interest amount after November 12, 2006 until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day of May or the 15th day of November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Definitive Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Original Issue Discount will accrue from the date of issuance of this Security through November 12, 2006, or such earlier date upon which this Security is redeemed, repurchased or converted. Payments of principal and Original Issue Discount shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by wire transfer of same-day funds to a Dollar account maintained by the payee with a bank (except with respect to any portion of such principal and Original Issue Discount which the Company elects to repay in Ordinary Shares or ADSs, as provided herein and in the Indenture). Payment of interest on this Security will be made by wire transfer of same-day funds to a Dollar account maintained by the payee with a bank.

     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     All terms used in this Security which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

                                           DURBAN ROODEPOORT DEEP, LIMITED


                                           BY:


                                           -------------------------------
                                           Name:
                                           Title:

Attest:


-------------------------------
Name:
Title:

Dated:

     This is one of the Securities referred to in the within-mentioned Indenture, and is entitled to the benefits of the Indenture.

                                           THE BANK OF NEW YORK, as Trustee


                                           By:
                                              ----------------------------
                                              Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

     This Security is one of a duly authorized issue of securities of the Company designated as its "6% Senior Convertible Notes due 2006" (herein called the "SECURITIES"), limited in aggregate principal amount to U.S.$66 million, issued and to be issued under an Indenture, dated as of November 12, 2002 (herein called the "INDENTURE"), between the Company and The Bank of New York, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities will be senior, unsecured obligations of the Company and will rank PARI PASSU to all present and future indebtedness of the Company.

     No sinking fund is provided for the Securities.

     In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption; or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

     Notice to the Holders will be given not less than 30 nor more than 60 days prior to the applicable Redemption Date as provided in the Indenture.

     In any case where the due date for the payment of the principal of, accrued Original Issue Discount on or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, accrued Original Issue Discount or interest, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period from and after such due date.

     The Securities are subject to redemption at the option of the Company at any time on or after November 12, 2005, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, at a redemption price equal to 100% of the principal amount of the Securities redeemed, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company may only exercise this option during this period if (1) the closing price of the Company's ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the ADSs may then be listed or otherwise in the over-thecounter market, as applicable) has exceeded 150% of the conversion price of the Securities then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day immediately before the date of mailing of the notice of redemption and (2) the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Securities is effective and available for use, and the Company expects that such registration statement shall remain effective and available for use for 30 days following the Redemption Date, unless registration is no longer required.

     In the event that the Company is required to make any withholding or deduction for or on account of any taxes imposed by the Republic of South Africa (or any political subdivision or taxing authority thereof or therein) from any payment made under or with respect to the Securities, the Company shall pay such additional amounts of interest as may be necessary so that the net amount received by each Holder (including such additional amounts of interest) will not be less than the amount the Holder would have received had such taxes not been withheld or deducted; PROVIDED, HOWEVER, that no such additional amounts will be payable with respect to a payment made to a non-resident Holder if any of the conditions described in Section 13.1 of the Indenture are met.

     The Securities are subject to redemption at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, in cash in U.S. Dollars at a redemption price equal to 100% of the principal amount of the Securities, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable to the Holders under the Indenture or with respect to the Securities, any additional amounts of interest as a result of any change in, or amendment to, the laws (or any regulations promulgated thereunder) of the Republic of South Africa (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after November 4, 2002; PROVIDED, HOWEVER, that the Company determines, in its business judgment, that the obligation to pay such additional amounts of interest cannot be avoided by the use of reasonable measures available to it (not including substitution of the obligor under the Securities). Any such redemption shall be effected in accordance with the provisions of Article 10 of the Indenture.

     Subject to and upon compliance with the provisions of Article 11 of the Indenture, at the option of the Holder thereof, any Security or any portion of the principal amount thereof (but not accrued Original Issue Discount thereon) that is U.S,$1,000 or an integral multiple of U.S.$1,000 may be converted into fully paid and nonassessable Ordinary Shares, or, at the election of the Holder, ADSs representing a like number of Ordinary Shares, at the initial conversion rate of 266.6667 Ordinary Shares per U.S.$1,000 principal amount of Securities (subject to adjustment pursuant to Section 11.4 of the Indenture), which is equivalent to an initial conversion price of approximately $3.75 per Ordinary Share. Such conversion right shall commence upon the original issuance of the Securities and expire at the close of business on November 12, 2006, subject, in the case of conversion of beneficial interests in any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises its right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security).

     A Holder of Securities shall not be entitled to any rights of a holder of Ordinary Shares or ADSs until such holder has converted such Security into Ordinary Shares or ADSs, and only to the extent that such Securities are deemed to have been converted into Ordinary Shares or ADSs under Article 11 of the Indenture.

     In order to exercise the conversion privilege, the Holder of a beneficial interest in a Global Security to be converted shall deliver to the Company, at any office or agency of the Company maintained for that purpose pursuant to
Section 9,2 of the Indenture, a duly signed and completed conversion notice substantially in the form set forth in EXHIBIT D of the Indenture stating that the Holder elects to convert such beneficial interest in the Global Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, whereupon the Company shall, as promptly as practicable but in any event within 14 days of its receipt of such duly signed and completed conversion notice, cause such conversion to occur in accordance with the customary procedures of the Book-Entry Depositary. Each beneficial interest in a Global Security so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof that has been called for redemption on a Redemption Date, or is to be repurchased on a Repurchase Date, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Liquidated Damages, if any, payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest and Liquidated Damages, if any, so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Interest and Liquidated Damages, if any, payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3.7 of the Indenture, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Ordinary Shares issued upon conversion. The Company's delivery to the Holder of the number of Ordinary Shares (and cash in lieu of fractions thereof, as provided in the Indenture) into which a Security is convertible and any rights and warrants pursuant to
Section 11.4(13) of the Indenture will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

     Securities shall be deemed to have been converted on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.

     In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new registered Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S.$1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof.

     In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section
12.2 of the Indenture, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on the Repurchase Date at the Repurchase Price (which, as provided in the Indenture, shall equal to 101% of the principal amount of the Securities called for redemption, plus accrued Original Issue Discount, plus accrued interest through the Repurchase Date); PROVIDED, HOWEVER, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to the terms hereof and the provisions of Section 3.7 of the Indenture. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 4 of the Indenture, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 12.2 of the Indenture, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to the Repurchase Price.

     At the option of the Company and upon notice to the Holders given not less than 40 trading days nor more than 60 trading days prior to the Maturity Date as provided in the Indenture, on or before the fifth Business Day immediately following the Maturity Date, the amount of 102.5% of the principal of the Securities (but not any interest accrued to the Maturity Date) due on the Maturity Date may, subject to the fulfillment by the Company of the conditions set forth in Section 3.12 of the Indenture, be paid, in whole or in part, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to such amount due on the Maturity Date. The delivery of such Ordinary Shares or ADSs shall occur on or before the fifth Business Day following the Maturity Date.

     For purposes of the preceding two paragraphs, the fair market value of Ordinary Shares or ADSs shall be determined by the Company and shall be equal to 90% of the Volume Weighted

Average Price of the Ordinary Shares or ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the Ordinary Shares or ADSs may then be listed or otherwise in the over-the-counter market, as applicable) for each of the 30 consecutive trading days immediately preceding and including the third trading day prior to the Repurchase Date or date of repayment of 102.5% of the principal of the Securities.

     In the event of a redemption, repurchase, cancellation or conversion of this Security in part only, the principal amount of Securities evidenced by this Security shall be reduced by the principal amount so redeemed, repurchased, cancelled or converted. Thereafter, the Securities represented by this Security shall be the principal amount of Securities most recently entered by or on behalf of the Company in the relevant column in SCHEDULE A attached hereto.

     This Security may not be exchanged for Definitive Securities unless: (i) DTC notifies the Trustee that it is unwilling or unable to continue to hold such Global Securities, or if at any time DTC is unable to or ceases to be a clearing agency registered under the Exchange Act and a successor to DTC registered under the Exchange Act is not appointed by the Trustee at the written request of the Company within 120 days; (ii) an Event of Default under the Securities occurs, upon the receipt of the holder of a beneficial interest in the relevant Securities; or (iii) at any time the Company at its option and in its sole discretion determines that this Security should be exchanged (in whole but not in part) for Definitive Securities.

     Transfers of this Security shall be limited to transfers in whole, but not in part.

     Any beneficial interest in this Security that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in this Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures or conditions applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

     If an Event of Default (other than that specified in Section 5.1(6) or 5.1(7) of the Indenture) shall occur and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or 5.1(7) of the Indenture occurs, the principal of, and accrued interest on, all of the Securities shall ipso facto become immediately due and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding, The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, accrued Original Issue Discount or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Original Issue Discount on and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

     Interest payable in respect of any period which is not a full interest period will be calculated on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

     An incorporator or any past, present or future director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, each Holder shall waive and release all such liability. Such waiver and release is part of the consideration for the issue of this Security.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the conflicts of laws principles thereof.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be U.S.$. The following decreases/increases in the principal amount of this Security have been made:

Date of             Decrease in        Increase in        Total Principal   Notation made by
Decrease/Increase   Principal Amount   Principal Amount   Amount            or on Behalf of
                                                          Following such    Trustee
                                                          Decrease/
                                                          Increase
--------------------------------------------------------------------------------------------
 _______________     ______________     ______________     _____________     ______________
--------------------------------------------------------------------------------------------
 _______________     ______________     ______________     _____________     ______________
--------------------------------------------------------------------------------------------
 _______________     ______________     ______________     _____________     ______________
--------------------------------------------------------------------------------------------
 _______________     ______________     ______________     _____________     ______________
--------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                           FORM OF DEFINITIVE SECURITY

[THE SECURITIES EVIDENCED HEREBY, THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE SECURITIES EVIDENCED HEREBY, AND THE ORDINARY SHARES WHICH WILL BE REPRESENTED BY ADSS ISSUABLE UPON CONVERSION OF THE SECURITIES EVIDENCED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (a) IT IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") OR (b) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (a) TO DURBAN ROODEPOORT DEEP, LIMITED OR ANY SUBSIDIARY THEREOF, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (EXCEPT A SOUTH AFRICAN RESIDENT) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (c) IN ACCORDANCE WITH RULE 144A TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON BEHALF OF THE SELLER REASONABLY BELIEVE IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (e) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF THE CASES (a) THROUGH (e) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER (AS APPLICABLE) ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.]1

                         DURBAN ROODEPOORT DEEP, LIMITED

                       6% SENIOR CONVERTIBLE NOTE DUE 2006

No.[]                                                             U.S.$[       ]

[ISIN No.]
[CUSIP No.]
[Common Code No.]

Durban Roodepoort Deep, Limited, a corporation incorporated under the laws of the Republic of South Africa (herein called the "COMPANY", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [ ] or registered assigns 102.5% of the principal sum of [ ] United States Dollars (U.S.$[ ]} on or before the fifth Business Day after November 12, 2006 and to pay interest thereon, from November 12,

----------
(1) This Private Placement Legend may be omitted or removed from this Definitive Security if the conditions specified in Sections 2.2 and 3.5 of the Indenture have been satisfied.

2002, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on May 12 and November 12 in each year (each, an "INTEREST PAYMENT DATE"), commencing May 12, 2003, at the rate of 6% per annum, until the principal hereof is due, and at the rate of 6.557% on any unpaid principal amount after November 12, 2006 until paid, and, to the extent permitted by law, on any unpaid interest amount after November 12, 2006 until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day of May or the 1st day of November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Definitive Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Original Issue Discount will accrue from the date of issuance of this Security through November 12, 2006, or such earlier date upon which this Security is redeemed, repurchased or converted. Payments of principal and Original Issue Discount shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by Dollar check drawn on, or wire transfer to, a Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Definitive Securities in excess of U.S.$2,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee with a bank (except with respect to any portion of such principal and Original Issue Discount which the Company elects to repay in Ordinary Shares or ADSs, as provided herein and in the Indenture). Payment of interest on this Security will be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest and, at the option of the Company, may be paid by check mailed to the address of the Person as it appears in the Security Register.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

All terms used in this Security which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.


                                                DURBAN ROODEPOORT DEEP, LIMITED

                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

Attest:

---------------------------
Name:
Title:

Dated:

This is one of the Securities referred to in the within-mentioned Indenture, and is entitled to the benefits of the Indenture.

                                                THE BANK OF NEW YORK, As Trustee

                                                By:
                                                    ----------------------------
                                                    Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company designated as its "6% Senior Convertible Notes due 2006" (herein called the "SECURITIES"), limited in aggregate principal amount to U.S.$66 million, issued and to be issued under an Indenture, dated as of November 12, 2002 (herein called the "INDENTURE"), between the Company and The Bank of New York, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Definitive Securities are exchangeable for a like aggregate principal amount of Definitive Securities of any authorized denominations as requested by the Holder surrendering the Definitive Security or Definitive Securities to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Definitive Securities in the requested denominations.

The Securities will be senior, unsecured obligations of the Company and will rank pari passu to all present and future indebtedness of the Company.

No sinking fund is provided for the Securities.

In the event of a redemption of the Securities, the Company will not be required
(a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption; or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

Notice to the Holders will be given not less than 30 nor more than 60 days prior to the applicable Redemption Date as provided in the Indenture.

In any case where the due date for the payment of the principal of, accrued Original Issue Discount on or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, accrued Original Issue Discount or interest, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period from and after such due date.

The Securities are subject to redemption at the option of the Company at any time on or after November 12, 2005, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, at a redemption price equal to 100% of the principal amount of the Securities redeemed, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company may only exercise this option during this period if (1) the closing price of the Company's ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the ADSs may then be listed or otherwise in the over-the-counter market, as applicable) has exceeded 150% of the conversion price of the Securities then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day immediately before the date of mailing of the notice of redemption and (2) the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Securities is effective and available for use, and the Company expects that such registration statement shall remain effective and available for use for 30 days following the Redemption Date, unless registration is no longer required.

In the event that the Company is required to make any withholding or deduction for or on account of any taxes imposed by the Republic of South Africa (or any political subdivision or taxing authority thereof or therein) from any payment made under or with respect to the Securities, the Company shall pay such additional amounts of interest as may be necessary so that the net amount received by each Holder (including such additional amounts of interest) will not be less than the amount the Holder would have received had such taxes not been withheld or deducted; PROVIDED, HOWEVER, that no such additional amounts will be payable with respect to a payment made to a non-resident Holder if any of the conditions described in Section 13.1 of the Indenture are met.

The Securities are subject to redemption at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, in cash in U.S. Dollars at a redemption price equal to 100% of the principal amount of the Securities, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable to the Holders under the Indenture or with respect to the Securities, any additional amounts of interest as a result of any change in, or amendment to, the laws (or any regulations promulgated thereunder) of the Republic of South Africa (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after November 4, 2002; PROVIDED, HOWEVER, that the Company determines, in its business judgment, that the obligation to pay such additional amounts of interest cannot be avoided by the use of reasonable measures available to it (not including substitution of the obligor under the Securities). Any such redemption shall be effected in accordance with the provisions of Article 10 of the Indenture.

Subject to and upon compliance with the provisions of Article 11 of the Indenture, at the option of the Holder thereof, any Security or any portion of the principal amount thereof (but not accrued Original Issue Discount thereon) that is U.S.$1,QOO or an integral multiple of U.S.$1,000 may be converted into fully paid and nonassessable Ordinary Shares, or, at the election of the Holder, ADSs representing a like number of Ordinary Shares, at the initial conversion rate of 266.6667 Ordinary Shares per U.S.$1,000 principal amount of Securities (subject to adjustment pursuant to Section 11.4 of the Indenture), which is equivalent to an initial conversion price of approximately $3.75 per Ordinary Share. Such conversion right shall commence upon the original issuance of the Securities and expire at the close of business on November 12, 2006, subject, in the case of conversion of beneficial interests in any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises its right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security).

A Holder of Securities shall not be entitled to any rights of a holder of Ordinary Shares or ADSs until such holder has converted such Security into Ordinary Shares or ADSs, and only to the extent that such Securities are deemed to have been converted into Ordinary Shares or ADSs under Article 11 of the Indenture.

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 9.2 of the Indenture, accompanied by a duly signed and completed conversion notice substantially in the form set forth in EXHIBIT D of the Indenture stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, whereupon the Company shall, as promptly as practicable but in any event within 14 days of its receipt of such surrendered Security and duly signed and completed conversion notice, complete such conversion. Each Security surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof that has been called for redemption on a Redemption Date, or is to be repurchased on a Repurchase Date, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Liquidated Damages, if any, payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest and Liquidated Damages, if any, so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date, Interest and Liquidated Damages, if any, payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3.7 of the Indenture, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Ordinary Shares issued upon conversion. The Company's delivery to the Holder of the number of Ordinary Shares (and cash in lieu of fractions thereof, as provided in the Indenture) into which a Security is convertible and any rights and warrants pursuant to
Section 11.4(13) of the Indenture will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

Securities shall be deemed to have been converted on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.

In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new registered Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S.$1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof.

In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 12.2 of the Indenture, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U. S. $1,000 or any greater integral multiple of U. S. $1,000, on the Repurchase Date at the Repurchase Price (which, as provided in the Indenture, shall equal to 101 % of the principal amount of the Securities called for redemption, plus accrued Original Issue Discount, plus accrued interest through the Repurchase Date); PROVIDED, HOWEVER, that instalments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to the terms hereof and the provisions of Section 3.7 of the Indenture. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 4 of the Indenture, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfilment by the Company of the conditions set forth in Section 12.2 of the Indenture, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to the Repurchase Price.

At the option of the Company and upon notice to the Holders given not less than 40 trading days nor more than 60 trading days prior to the Maturity Date as provided in the Indenture, on or before the fifth Business Day immediately following the Maturity Date, the amount of 102.5% of the principal of the Securities (but not any interest accrued to the Maturity Date) due on the Maturity Date may, subject to the fulfilment by the Company of the conditions set forth in Section 3.12 of the Indenture, be paid, in whole or in part, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to such amount due on the

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                                                                          PAGE 9

Maturity Date. The delivery of such Ordinary Shares or ADSs shall occur on or before the fifth Business Day following the Maturity Date.

For purposes of the preceding two paragraphs, the fair market value of Ordinary Shares or ADSs shall be determined by the Company and shall be equal to 90% of the Volume Weighted Average Price of the Ordinary Shares or ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the Ordinary Shares or ADSs may then be listed or otherwise in the over-the-counter market, as applicable) for each of the 30 consecutive trading days immediately preceding and including the third trading day prior to the Repurchase Date or date of repayment of 102.5% of the principal of the Securities.

In the event of a redemption, repurchase, cancellation or conversion of this Security in part only, a new Definitive Security or Definitive Securities for the unredeemed, unrepurchased, non-cancelled or unconverted portion hereof will be issued in the name of the Holder hereof.

If an Event of Default (other than that specified in Section 5.1(6) or 5.1(7) of the Indenture) shall occur and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or 5.1(7} of the Indenture occurs, the principal of, and accrued interest on, all of the Securities shall ipso facto become immediately due and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, accrued Original Issue Discount or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, accrued Original Issue Discount and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

The Holder of this Security and the Ordinary Shares and ADSs issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of November 12, 2002, executed by the Company. Pursuant to the Registration Rights Agreement, Liquidated Damages may be payable to the Holders under the circumstances set forth therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of, Original Issue Discount on or interest (including Additional Amounts, if any) on, or in respect of, this Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the Registration Rights Agreement to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of this Security pursuant to the Registration Rights Agreement, and an express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made. Liquidated Damages, if any, shall be paid on a Damages Payment Date, as defined in the Registration Rights Agreement. If the Holder of this Security elects to sell this Security pursuant to the Registration Statement then, by its acceptance hereof, such Holder agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities, as defined in the Registration Rights Agreement, which are the subject of such election.

[In order to transfer this Security, (i) the Holder must advise the Company and the Trustee in writing that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Trustee in writing that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a qualified institutional buyer within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A, or has determined not to request such information, and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, or (ii) if the Holder of this Security wishes at any time to transfer this Security to a Non-U.S. Person, the Holder may transfer such interest upon receipt by the Trustee of a certificate in the form of EXHIBIT F to the Indenture given by the Holder.](2)

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Definitive Securities is registrable on the Security Register upon surrender of a Definitive Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the State of New York, City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Definitive Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of a Definitive Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Definitive Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest payable in respect of any period which is not a full interest period will be calculated on the basis of a 360-day year of twelve 30-day months and. in the case of an incomplete month, the number of days elapsed.

----------
(2) Include this paragraph if this Definitive Security is issued prior to satisfaction of the conditions for removal of the Private Placement Legend in Sections 2.2 and 3.5 of the Indenture.

An incorporator or any past, present or future director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, each Holder shall waive and release all such liability. Such waiver and release is part of the consideration for the issue of this Security.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the conflicts of laws principles thereof.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                                                       EXHIBIT C

                      Form of Certificate of Authentication

The Trustee's certificates of authentication shall be in substantially the following form:

Dated: [Date of Authentication]

This is one of the Securities referred to in the within-mentioned Indenture, and is entitled to the benefits of the Indenture.


                                                --------------------------------
                                                as Trustee


                                           By:
                                                --------------------------------
                                                Authorized Signatory

                                                                       EXHIBIT D

                            Form of Conversion Notice

                                CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of U.S. $1,000) below designated, into Ordinary Shares or ADSs in accordance with the terms, and subject to the conditions, of the Indenture referred to in this Security, and directs that such Ordinary Shares or ADSs and any Definitive Securities representing any unconverted principal amount hereof, be issued to and be registered in the name of the undersigned unless a different name has been indicated below. Any Definitive Security representing any unconverted principal amount hereof will be delivered to the name of the undersigned unless a different name has been indicated below. If Ordinary Shares, ADSs or Securities are to be issued to or registered in the name of a Person other than the undersigned, the undersigned will pay all taxes or duties payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Indenture.


Dated:
      ----------------------                  ----------------------
                                              Signature

                                              [Signature Guaranteed]

If Definitive Securities or Ordinary     If only a portion of the Securities is
Shares or ADSs issued upon conversion    to be converted please indicate:
of Securities are to be registered in
or delivered to the name of a Person     1. Principal amount to be converted
other than the Holder, please print         U.S. $___________________
such person's name and address (note        (any integral multiple of
that all such securities must be            U.S.$1,000)
delivered to or registered in the
name of only one Person):                2. Principal amount and denomination
                                            of Securities representing
-------------------------------------       unconverted principal amount to
                 Name                       be issued:
                                            Amount: U.S.$____________
-------------------------------------       Denominations:
               Address                      U.S.$____________________
                                            (any integral multiple of
                                            U.S.$1,000)

-------------------------------------
Social Security or other Taxpayer
Identification Number, if any

-------------------------------------

                                         Indicate account details where any cash
-------------------------------------    payments shall be made:

Please indicate whether Ordinary Shares or ADSs are to be received upon conversion of Securities:

     / /        Ordinary Shares
     / /        ADSs

                                                                       EXHIBIT E

           Form of Notice of Election of Holder to Require Repurchase

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

1. Pursuant to Section 12.1 of the Indenture, the undersigned hereby elects to require the Company to repurchase this Security.

2. The undersigned hereby directs the Trustee or the Company to pay it or ________an amount in cash or, at the Company's election, that the Company procures the issue of Ordinary Shares (or ADSs, at the undersigned's election) to _______ into which the Securities may at the Company's option, be converted, valued as set forth in the Indenture, equal to 101 % of the principal amount to be repurchased (as set forth below), plus interest and Original Issue Discount accrued to the Repurchase Date, as provided in the Indenture. If Ordinary Shares, ADSs or Securities are to be issued to or registered in the name of a Person other than the undersigned, the undersigned will pay all taxes or duties payable with respect thereto.

[Check if applicable]: / / The undersigned hereby certifies that [include if notice is delivered pursuant to Section 12.1: the Company Notice was not delivered to the undersigned in the United States and] as of the date of this notice, the undersigned is not in the United States, as defined in Regulation S under the U.S. Securities Act of 1933.

                       Dated:
                             --------------------------
                             --------------------------
                                  Signature

                             --------------------------
                                  Signature Guaranteed

Principal amount to be repurchased (must be equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000):

Remaining principal amount following such repurchase:

Please indicate whether Ordinary Shares or ADSs to be received in lieu of cash, if the Company elects to convert the Securities into Ordinary Shares or ADSs:

     / /     Ordinary Shares
     / /     ADSs

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT F

                Form of Certificate To Be Delivered in Connection

                     WITH TRANSFERS PURSUANT TO REGULATION S

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

Re:   Durban Roodepoort Deep, Limited (the "Company")

      6% Senior Convertible Notes due 2006 (the "SECURITIES")

Ladies and Gentlemen:

In connection with our proposed sale of $____________ principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933 and, accordingly, we represent that:

(1)  the offer of the Securities was not made to a person in the United States;

(2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate but not defined herein have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]


By
    ----------------------
    (authorized signatory)